 Filed Pursuant to Rule 424(b)(5)
 File No. 333-285506
Prospectus Supplement
(To Prospectus Dated March 3, 2025)
$50,000,000
7.75% Convertible Senior Notes due 2027
Interest payable June 15 and December 15
Offering Price: Approximately 99.13%, including accrued interest from
June 15, 2025 to, but excluding, August 25, 2025
We are offering $50,000,000 aggregate principal amount of our 7.75% convertible senior notes due 2027 (the “notes”) in a registered direct placement to one or more purchasers at a cash price of 99.13194444% of the principal amount of the notes, including accrued and unpaid interest from, and including, June 15, 2025 to, but excluding, August 25, 2025. The notes we are offering will be issued as additional notes under the indenture (the “indenture”) pursuant to which we previously issued $215,000,000 aggregate principal amount of our 7.75% convertible senior notes due 2027 in June 2022, which we refer to as the “initial notes,” and $39,760,000 aggregate principal amount of our 7.75% convertible senior notes due 2027 in October 2024, which we refer to as the “initial additional notes” and, together with the initial notes, the “existing notes.” In 2023 and 2024, we repurchased $7,590,000 aggregate principal amount of the initial notes, and, as of the date of this prospectus supplement, $247,170,000 aggregate principal amount of the existing notes are outstanding. The notes will have substantially identical terms as the existing notes and will be treated as a single series of securities with the existing notes under the indenture. Holders of the notes and the existing notes will vote as one class under the indenture. We expect to issue the notes with the same unrestricted CUSIP number under which the initial notes currently trade. The initial additional notes currently trade under a Rule 144A CUSIP number.
The notes will bear interest at a rate of 7.75% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2025. The notes will mature on June 15, 2027, unless earlier repurchased, redeemed or converted.
Holders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2022, if the last reported sale price per share of our common stock exceeds 110% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate in effect immediately after the close of business on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; (4) if we call such notes for redemption; and (5) at any time from, and including, March 15, 2027 until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash and, if applicable, shares of our common stock, based on the applicable conversion rate(s). As of the date of this prospectus supplement, the conversion rate for the notes is 95.6823 shares of our common stock per $1,000 principal amount of notes, equivalent to a conversion price of approximately $10.45 per share of our common stock. The conversion rate will be subject to adjustment in some events, but will not be adjusted for accrued interest. In addition, if a make-whole fundamental change (as defined herein) occurs prior to the maturity date, we will in some cases increase the conversion rate for a holder that elects to convert its notes in connection with such make-whole fundamental change.
If we undergo a fundamental change (as defined herein), holders may require us to repurchase the notes in whole or in part for cash at a fundamental change repurchase price equal to 100% of the aggregate principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.
We will have the right to redeem the notes, in whole or in part, at our option at any time, and from time to time, prior to their maturity to the extent, and only to the extent, necessary to preserve our status as a real estate investment trust, or REIT, for U.S. federal income tax purposes, which we refer to as a “REIT preservation redemption.” In addition, subject to the partial redemption limitation described in this prospectus supplement, we will have the right to redeem the notes (a “provisional redemption”), in whole or in part, at our option at any time, and from time to time, on or after June 16, 2025 and on or before the 25th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. The redemption price for any notes called for redemption will be a cash amount equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Calling any note for provisional redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for provisional redemption. No sinking fund will be provided for the notes.
The notes will be our senior unsecured obligations and will rank equal in right of payment with our other existing and future senior unsecured indebtedness and senior in right of payment to any indebtedness that is contractually subordinated to the notes. The notes, however, will be effectively subordinated in right of payment to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the claims of our subsidiaries’ creditors, including trade creditors.
The existing notes are not listed or quoted, and we do not intend to apply to have the notes listed or quoted, on any securities exchange or automated dealer quotation system. Our common stock is listed on The New York Stock Exchange, or NYSE, under the symbol “RWT.” On August 21, 2025, the last reported sale price of our common stock on the NYSE was $5.87 per share.
	Per Note	Total
Offering price(1)	99.13194444%	$49,565,972.22
Proceeds, before expenses, to us(1)	99.13194444%	$49,565,972.22

(1)
Includes accrued interest from, and including, June 15, 2025 to, but excluding, August 25, 2025.

We have elected to be taxed as a REIT for U.S. federal income tax purposes. In order to protect us against the risk of losing our qualification as a REIT due to concentration of ownership of our outstanding stock, our charter generally prohibits any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 9.8% of the outstanding shares of any class of our stock, unless our board of directors waives or modifies this ownership limit. See “Description of Notes — Ownership limit; limitation on stock issuable upon conversion.” In addition, our charter contains various other restrictions on the ownership and transfer of shares of our common stock. See “Restrictions on Ownership and Transfer and Repurchase of Shares.”
See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2024 to read about important factors that you should consider before investing in the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about August 25, 2025.
Prospectus supplement dated August 22, 2025.

Prospectus Supplement
Prospectus
S-i

In deciding whether to purchase the notes, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus we have authorized. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it.
You should not assume that the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates of the documents in which the information is contained. Our business, financial condition, results of operations and prospects could have changed since those dates.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to purchase the notes described herein in any jurisdiction or to any person where the offer or solicitation is not permitted.
S-ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” “continue” or the negative of such terms or similar words or expressions. These forward-looking statements may also use different phrases.
We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include, among other things, statements that address our strategy and operating performance and events or developments that we expect or anticipate will occur in the future, including, but not limited to, our statements in “The Offering” on page S-2 and “Use of Proceeds” on page S-17 in this prospectus supplement regarding our intended use of the proceeds of this offering.
These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those described in our most recent Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC and in our subsequent filings under the Exchange Act, as well as those referenced in “Risk Factors” below. Other important factors that we think could cause our actual results to differ materially from expected results are summarized below. Other factors besides those listed could also adversely affect us. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Important factors, among others, that may affect our actual results include:
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general economic trends and the performance of the housing, real estate, mortgage finance, and broader financial markets;

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changing benchmark interest rates, and the Federal Reserve’s actions and statements regarding monetary policy;

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federal, state and local legislative and regulatory developments and the actions of governmental authorities and entities;

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the impact of public health issues such as the COVID-19 pandemic;

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our ability to compete successfully;

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our ability to adapt our business model and strategies to changing circumstances;

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our use of financial leverage and strategic business and capital deployment decisions we make;

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our exposure to a breach of our cybersecurity or data security;

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our exposure to credit risk and the timing of credit losses within our portfolio;

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the concentration of the credit risks we are exposed to, including due to the structure of assets we hold and the geographical concentration of real estate underlying assets we own, and our exposure to environmental and climate-related risks;

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the efficacy and expense efforts to manage or hedge credit or interest rate risk, and other financial and operational risks;

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changes in credit ratings on assets we own and changes in the rating agencies’ credit rating methodologies;

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changes in interest rates or mortgage prepayment rates;

S-iii

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investment and reinvestment risk;

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asset performance, interest rate volatility, changes in credit spreads, and changes in liquidity in the market for real estate securities and loans;

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our ability to finance the acquisition of real estate-related assets with short-term debt;

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the ability of counterparties to satisfy their obligations to us;

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we may enter into new lines of business, acquire other companies, or engage in other new strategic initiatives;

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changes in the demand from investors for residential consumer and residential investor mortgages and investments, and our ability to distribute residential consumer and residential investor mortgages through our whole-loan distribution channels;

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our involvement in loan and home equity investment contracts (“HEI”) origination and securitization transactions, the profitability of those transactions, and the risks we are exposed to in engaging in loan origination or securitization transactions;

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foreclosure activity may expose us to risks associated with real estate ownership and operation;

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exposure to claims and litigation, including litigation arising from loan or HEI origination and securitization transactions;

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acquisitions or new business initiatives may fail to improve our business and could expose us to new or increased risks;

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whether we have sufficient liquid assets to meet short-term needs;

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the impact of tariffs and global trade disruptions on us;

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changes in our investment, financing, and hedging strategies and new risks we may be exposed to if we expand or reorganize;

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our ability to successfully retain or attract key personnel;

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we are dependent on third-party information systems and third-party service providers;

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our exposure to a disruption of our or a third party’s technology infrastructure and systems;

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the impact on our reputation that could result from our actions or omissions or from those of others;

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our failure to maintain appropriate internal controls over financial reporting and disclosure controls and procedures;

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our risk management efforts may not be effective;

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we could be harmed by misconduct or fraud;

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inadvertent errors, system failures or cybersecurity incidents could disrupt our business;

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the impact on our reputation that could result from our actions or omissions or from those of others;

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the impact on our reputation that could result from our actions or omissions or from those of others;

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accounting rules related to certain of our transactions and asset valuations are highly complex and involve significant judgment and assumptions;

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the future realization of our deferred tax assets is uncertain, and the amount of valuation allowance we may apply against our deferred tax assets may change materially in future periods;

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the impact of changes to U.S. federal income tax laws on the U.S. housing market, mortgage finance markets, and our business;

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our failure to comply with applicable laws and regulation, including our ability to obtain or maintain governmental licenses;

S-iv

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our ability to maintain our status as a REIT for tax purposes;

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limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940;

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our stock may experience price declines, volatility, and poor liquidity, and we may reduce our dividends;

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decisions about raising, managing, and distributing capital;

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dividend distributions and the timing and character of such dividends may change;

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limited number of institutional shareholders own a significant percentage of our common stock; and

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other factors not yet identified, including broad market fluctuations.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein before making an investment decision. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the risk factors included in our most recent Annual Report on Form 10-K filed with the SEC, which is incorporated by reference into this prospectus supplement, to determine whether an investment in the notes and the underlying common stock is appropriate for you. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Redwood,” “we,” “us,” “our” or similar references mean Redwood Trust, Inc. and its subsidiaries.
About Redwood Trust, Inc.
Redwood Trust, Inc., together with its subsidiaries, is a specialty finance company focused on several distinct areas of housing credit where we provide liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms, whole-loan distribution activities, joint ventures and our publicly traded shares. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. We operate our business in four segments: Sequoia Mortgage Banking, CoreVest Mortgage Banking, Redwood Investments and Legacy Investments.
During the three months ended June 30, 2025, we established Legacy Investments as a new reportable segment to separately disclose financial results for assets that are no longer aligned with our core strategic objectives. These assets, which stem from a change in the manner in which the operations are evaluated by the Chief Operating Decision Maker, include our legacy unsecuritized bridge and term portfolios, certain securities in our third-party securities portfolio and other non-core legacy assets that are intended for sale, runoff, or other forms of disposition as part of our ongoing strategic realignment.
Our primary sources of income are net interest income from our investments and non-interest income from our mortgage banking activities. Net interest income primarily consists of the interest income we earn on investments, less the interest expense we incur on borrowed funds and other liabilities. Income from mortgage banking activities is generated through the origination and acquisition of loans, and their subsequent sale, securitization, or transfer to our Redwood Investments.
Redwood Trust, Inc. has elected to be taxed as a real estate investment trust, or “REIT,” under the Internal Revenue Code of 1986, as amended, or the “Code,” beginning with its taxable year ended December 31, 1994. We generally refer, collectively, to Redwood Trust, Inc. and those of its subsidiaries that are generally not subject to subsidiary-level corporate income tax as “the REIT” or “our REIT.” We generally refer to subsidiaries of Redwood Trust, Inc. that are subject to subsidiary-level corporate income tax as “our taxable REIT subsidiaries” or “TRSs.”
Corporate Information
We were incorporated in the State of Maryland on April 11, 1994, and commenced operations on August 19, 1994. We operate so as to qualify as a REIT for U.S. federal income tax purposes. Our executive offices are located at One Belvedere Place, Suite 300, Mill Valley, California 94941. Our telephone number is (415) 389-7373. Our website is www.redwoodtrust.com. Information contained in or that can be accessed through our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

THE OFFERING
The following is a brief summary of the terms of this offering and the notes. This summary is not a complete description of this offering or the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled “Description of Notes,” the words “Redwood,” “we,” “our,” “us” and “the company” refer only to Redwood Trust, Inc. and not to any of its subsidiaries. For a more detailed description of the notes, see “Description of Notes” in this prospectus supplement.
Issuer
Redwood Trust, Inc., a Maryland corporation.
Notes Offered
$50,000,000 aggregate principal amount of 7.75% convertible senior notes due 2027.
The notes we are offering will be issued as additional notes under the indenture pursuant to which we previously issued $215,000,000 aggregate principal amount of our 7.75% convertible senior notes due 2027 in June 2022, which we refer to as the “initial notes,” and $39,760,000 aggregate principal amount of our 7.75% convertible senior notes due 2027 in October 2024, which we refer to as the “initial additional notes” and, together with the initial notes, the “existing notes.” In 2023 and 2024, we repurchased $7,590,000 aggregate principal amount of the initial notes, and, as of the date of this prospectus supplement, $247,170,000 aggregate principal amount of the existing notes are outstanding. The notes will have substantially identical terms as the existing notes and will be treated as a single series of securities with the existing notes under the indenture. Holders of the notes and the existing notes will vote as one class under the indenture. We expect to issue the notes with the same unrestricted CUSIP number under which the initial notes currently trade. The initial additional notes currently trade under a Rule 144A CUSIP number.
Issue Price
99.13194444% of principal amount, including accrued and unpaid interest from, and including, June 15, 2025 to, but excluding, August 25, 2025. If settlement occurs after August 25, 2025, then the purchase price will be adjusted by adding accrued interest from, and including, August 25, 2025 to, but excluding, the date of settlement.
Maturity Date
June 15, 2027.
Interest Rate
7.75% per year. Interest will accrue on the notes from, and including, June 15, 2025, or from the most recent date to which interest on the notes has been paid or duly provided for, and will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2025.
We will also be required to pay additional interest on the notes under the circumstances described under “Description of Notes — Events of default.”
Ranking
The notes will be our senior unsecured obligations and will rank equal in right of payment with our other existing and future senior unsecured indebtedness, including, as of June 30, 2025, $247 million outstanding aggregate principal amount of the existing notes, our guarantee of the $124 million outstanding aggregate principal amount of 5.75% exchangeable senior notes due 2025 issued by one of our subsidiaries (“2025 Notes”), $60.0 million outstanding aggregate principal amount of 9.125% senior notes due 2029 (the “9.125% 2029 Notes”), $85.0 million outstanding aggregate principal amount of 9.00% senior notes due 2029 (the “9.00% 2029 Notes”) and $90.0 million outstanding aggregate principal amount of 9.125% senior notes due 2030 (the “2030 Notes” and, together with the 9.125% 2029 Notes and 9.00% 2029 Notes, the “Senior Notes”), and senior in right of payment to any existing and future indebtedness that is contractually subordinated to the notes. The notes, however, will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the claims of our subsidiaries’ creditors, including trade creditors and our subsidiary’s obligations under the 2025 Notes.
As of June 30, 2025, on a consolidated basis, we and our subsidiaries had $3.01 billion in outstanding secured indebtedness and $757 million in outstanding senior unsecured indebtedness, in each case exclusive of trade and other payables. As of June 30, 2025, the aggregate amount of secured liabilities of our subsidiaries was $2.88 billion and the aggregate amount of unsecured liabilities of our subsidiaries was $135 million, including the 2025 Notes, in each case excluding trade and other payables and excluding intercompany liabilities. The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise.
Conversion Rights
Holders may convert their notes at their option only in the following circumstances:
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during any calendar quarter commencing after the calendar quarter ending on September 30, 2022, if the last reported sale price per share of our common stock exceeds 110% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

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during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate in effect immediately after the close of business on such trading day;

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upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement;

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if we call such notes for redemption; and

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at any time from, and including, March 15, 2027 until the close of business on the second scheduled trading day immediately before the maturity date.

Any conversions of notes into shares of our common stock will be subject to certain ownership limitations more fully described in “Description of Notes — Ownership limit; limitation on stock issuable upon conversion.” As of the date of this prospectus supplement, the conversion rate for the notes is 95.6823 shares of our common stock per $1,000 principal amount of notes, equivalent to a conversion price of approximately $10.45 per share of our common stock. The conversion rate will be subject to adjustment in some events, but will not be adjusted for accrued interest. In addition, if certain corporate events occur prior to the maturity date, we will in some cases increase the conversion rate for a holder who elects to convert its notes in connection with such corporate event as described under “Description of Notes — Conversion rights — Adjustment to shares delivered upon conversion upon make-whole fundamental change.” However, if the price paid (or deemed paid) for our common stock in such a corporate event is greater than $14.00 per share or less than $9.29 per share (in each case, subject to adjustment in accordance with the indenture), then we will not be required to increase the conversion rate if a holder converts its notes in connection with such a corporate event.
Settlement Upon Conversion
We will settle conversions by paying or delivering, as applicable, cash or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). The consideration due upon conversion will be determined over an observation period consisting of 25 “VWAP trading days” (as defined in this prospectus supplement). Subject to certain exceptions described in this prospectus supplement, we will pay or deliver, as applicable, the consideration due upon conversion on or before the second trading day immediately after the last VWAP trading day of the observation period for such conversion. See “Description of Notes — Conversion rights — Settlement upon conversion.”
You will not receive any additional cash payment or additional shares of our common stock representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the shares of our common stock and cash, if any, delivered to you upon conversion.
Redemption of Notes to Preserve REIT Status
We will have the right to redeem the notes, in whole or in part, at our option at any time, and from time to time, prior to their maturity to the extent, and only to the extent, necessary to preserve our status as a REIT, for U.S. federal income tax purposes, at a cash redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Redemption of Notes Based on Stock Price Condition
Subject to the partial redemption limitation described below, we will have the right to redeem the notes, in whole or in part, at our option at any time, and from time to time, on or after June 16, 2025 and on or before the 25th scheduled trading day immediately before the maturity date, at a cash redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. We refer to a redemption of any notes pursuant to the provisions described in the preceding sentence as a “provisional redemption.” Pursuant to the partial redemption limitation, we may not elect to redeem less than all of the outstanding notes pursuant to a provisional redemption unless at least $100.0 million aggregate principal amount of notes are outstanding and not subject to provisional redemption as of the time we send the related redemption notice. In addition, calling any note for provisional redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for provisional redemption.
Sinking Fund
None.
Fundamental Change
If we undergo a “fundamental change” (as defined under “Description of Notes — Fundamental change permits holders to require us to repurchase notes”), subject to certain conditions and a limited exception for exempted fundamental changes as described in this prospectus supplement, you may require us to repurchase for cash all or part of your notes. The fundamental change repurchase price will equal 100% of the aggregate principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.
Events of Default
Except as described under “Description of Notes — Events of default,” if an event of default with respect to the notes occurs, holders may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus accrued and unpaid interest. If the event of default relates to our failure to comply with the reporting obligations in the indenture governing the notes, then, at our option, the sole remedy for the first 365 days following such event of default consists exclusively of the right to receive additional interest on the notes as described under “Description of Notes — Events of default.” In addition, the principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events as described under “Description of Notes — Events of default.”
Book-Entry Form
The notes will initially be issued in book-entry form and will be represented by one or more global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances.
No Listing
The existing notes are not listed, and we do not intend to apply for listing of the notes, on any securities exchange. Our common stock is listed on The New York Stock Exchange under the symbol “RWT.”
Material U.S. Federal Income Tax
Considerations
For certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and the shares of our common stock, if any, into which the notes are convertible, see “Material U.S. Federal Income Tax Considerations” in Exhibit 99.1 to our Current Report on Form 8-K dated August 21, 2025 (the “August 2025 Form 8-K”) (which supersedes and replaces the discussion under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus), as supplemented by the discussion under the heading “Supplemental U.S. Federal Income Tax Considerations” in this prospectus supplement.
Trustee, Paying Agent and Conversion Agent
Wilmington Trust, National Association.

Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $49.2 million, after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include (i) funding of our operating business and investment activity, which may include funding our residential and business purpose lending mortgage banking businesses, acquiring mortgage-backed securities for our investment portfolio, and funding strategic acquisitions and investments and/or (ii) the repayment of existing indebtedness, which may include the repurchase or repayment of a portion of the 2025 Notes issued by one of our subsidiaries. See “Use of Proceeds” on page S-17.
Risk Factors
See “Risk Factors” on page S-7 of this prospectus supplement and the risk factors beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2024 and any risk factors and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully before deciding to invest in the notes.
Restrictions on Ownership and Transfer of Common Stock
To assist us in satisfying the requirements for qualification as a REIT, our charter prohibits any person from acquiring or holding beneficial ownership of shares of our common stock representing in excess of 9.8%, in number of shares or value, of the outstanding shares of our common stock (the “Charter Limitation”), unless our board of directors waives or modifies this ownership limit. We have previously granted limited waivers of this prohibition and, subject to the approval of our board of directors, we may grant additional waivers at any time. The indenture provides that, notwithstanding any other provision of the indenture, no holder of notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to violate the Charter Limitation. Any purported delivery of shares of common stock upon conversion of notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder violating the Charter Limitation. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer and Repurchase of Shares.” For the avoidance of doubt, the restrictions described above will not affect our right to elect the settlement method applicable to the conversion of any note in the manner set forth in the indenture.

RISK FACTORS
Investing in the notes being offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. Before deciding whether to invest in the notes, you should consider carefully the risk factors described below, the risk factors incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2024 and the risk factors contained in any supplement to this prospectus supplement that we have authorized for use in connection with this offering. If any of these risks actually occur, it may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our common stock, and, in turn, the trading price of the notes, could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. As used in this section of the prospectus supplement, the term “notes” includes the existing notes, unless the context requires otherwise.
Risks related to the notes, our common stock and this offering
The notes are effectively subordinated to any of our existing and future secured debt and structurally subordinated to the liabilities of our subsidiaries.
The notes will be our senior unsecured obligations and will rank equal in right of payment with our other senior unsecured indebtedness, including the existing notes, our guarantee of the 2025 Notes and the Senior Notes, and senior in right of payment to any of our existing and future indebtedness that is contractually subordinated to the notes. The notes, however, will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of June 30, 2025, on a consolidated basis, we and our subsidiaries had $3.01 billion in outstanding secured indebtedness and $757 million in outstanding senior unsecured indebtedness, in each case exclusive of trade and other payables. The provisions of the indenture governing the notes will not prohibit us from incurring additional indebtedness, including secured indebtedness, in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral securing such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.
Our subsidiaries will not guarantee the notes. Accordingly, the notes will also be structurally subordinated to all existing and future unsecured and secured liabilities and preferred equity of our subsidiaries, including trade creditors and our subsidiary’s obligations under the 2025 Notes. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as a common equity owner of such subsidiary, and, therefore, holders of our debt, including holders of the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. As of June 30, 2025, the aggregate amount of secured liabilities of our subsidiaries was $2.88 billion and the aggregate amount of unsecured liabilities of our subsidiaries was $135 million, including the 2025 Notes, in each case excluding trade and other payables and excluding intercompany liabilities, and our operating subsidiaries had no outstanding preferred equity. The provisions of the indenture governing the notes will not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future.
Our significant level of indebtedness and liabilities could limit cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.
We have now and, following the consummation of this offering, will continue to have a significant amount of indebtedness and liabilities. As of June 30, 2025, our total consolidated liabilities (excluding asset-backed securities issued by consolidated securitization entities, for which we are not liable) was $4.29 billion. We will incur $50,000,000 of additional indebtedness if and when we sell the notes. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our business, results of operations and financial condition, including:

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increasing our vulnerability to adverse economic and industry conditions;

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limiting our ability to obtain additional financing;

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requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes;

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limiting our flexibility in planning for, or reacting to, changes in our business;

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dilution experienced by our existing stockholders as a result of the conversion of any of our convertible debt, including the notes offered hereby, or exchange of any of our exchangeable debt, into shares of our common stock; and

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placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will continue to generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of the notes to be offered and sold in this offering, or any other indebtedness then outstanding, we would be in default, which would permit the holders of the affected indebtedness to accelerate the maturity of such indebtedness and could cause defaults under our other indebtedness. Any default under these notes or any other indebtedness could have a material adverse effect on our business, results of operations and financial condition.
We conduct a significant amount of our operations through our subsidiaries and will rely significantly on our subsidiaries to make payments under the notes.
We conduct a significant amount of our operations through our subsidiaries. Accordingly, our ability to pay amounts due on the notes will significantly depend on the cash flows of our subsidiaries and their ability to make distributions to us. None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.
We may not have the ability to raise the funds necessary to repurchase the notes as required upon a fundamental change or to pay the cash amounts due upon conversion, and our other then-existing debt may contain limitations on our ability to pay cash upon such repurchase of the notes.
Following a fundamental change as described under “Description of Notes — Fundamental change permits holders to require us to repurchase notes,” holders of notes will, subject to certain conditions and a limited exception for exempted fundamental changes as described in this prospectus supplement, have the right to require us to purchase their notes for cash. A fundamental change would also require us to offer to repurchase all of the outstanding 2025 Notes for cash and, in the case of the Senior Notes, a transaction or transactions described in clauses (1) or (2) of the definition of fundamental change (a “Senior Notes Repurchase Event”) would also require us to offer to repurchase all of the outstanding Senior Notes, and may also constitute an event of default or prepayment under, and result in the acceleration of the maturity of, our then-existing indebtedness. In addition, all conversions of notes will be settled partially or entirely in cash. We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the fundamental change repurchase price in cash with respect to the notes, or with respect to the 2025 Notes, if any, surrendered by holders for repurchase upon a fundamental change, to pay the cash amounts due upon any conversion of the notes or, in the case of the Senior Notes, to pay the repurchase price in cash in connection with a Senior Notes Repurchase Event. In addition, restrictions in our then-existing credit facilities or other indebtedness may not allow us to repurchase the notes and the 2025 Notes upon a fundamental change, pay the cash amount due upon conversion of the notes or, in the case of the Senior Notes, to repurchase the Senior Notes upon a Senior Notes Repurchase Event. Our failure to repurchase the notes and the 2025 Notes upon a fundamental change when required or to pay the cash amount due upon conversion of the notes would result in an event of default with respect to the notes or the 2025 Notes, as applicable (in the case of cash amounts due upon a fundamental change), or an event of default with respect to the notes (in the case of cash amounts due upon conversion of the notes) or, in the case of the Senior Notes, to repurchase the Senior Notes upon a Senior Notes Repurchase Event when required would result in an event of default with respect to the Senior Notes, which could, in turn, constitute a default under the terms of our other indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.
We may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our stockholders.
Although we have described in this prospectus supplement, under the caption “Use of Proceeds,” how we currently intend to use the proceeds to us from this offering, we will retain broad discretion over the use of the proceeds. Stockholders and holders of the notes may not deem such uses desirable, and our use of the proceeds may not yield a significant return or any return at all for our stockholders. Because of the number and variability of factors that determine our use of the proceeds from this offering, our actual uses of the proceeds from this offering may vary substantially from our currently planned uses.
The conversion rate of the notes may not be adjusted for all dilutive events.
The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock, cash or other property to holders of our common stock and certain tender or exchange offers, as described under “Description of Notes — Conversion rights — Conversion rate adjustments” in this prospectus supplement. The conversion rate will not be adjusted for other events, such as a payment of certain dividends on our common stock or an issuance of our common stock for cash, that may adversely affect the trading price of the notes and the market price of our common stock. An event may occur that is adverse to the interests of the holders of the notes and their value, but that does not result in an adjustment to the conversion rate.
Some significant restructuring transactions may not constitute fundamental changes, in which case we would not be obligated to offer to repurchase the notes.
Upon the occurrence of specified fundamental changes, you will have the option to require us to repurchase all or any portion of your notes as described under “Description of Notes — Fundamental change permits holders to require us to repurchase notes.” However, the definition of “fundamental change” is limited to specified corporate events and may not include other events that might adversely affect our financial condition or the trading price of the notes. For example, events such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. If any such event occurs, the holders of the notes would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the trading price of the notes.
The adjustment to the conversion rate for notes converted in connection with certain make-whole fundamental change events may not adequately compensate holders for the lost option value of their notes as a result of any such event. In addition, the definition of a make-whole fundamental change is limited and may not protect you from losing some of the option value of your notes in the event of a variety of events that do not constitute a make-whole fundamental change.
If certain events that constitute a make-whole fundamental change occur with respect to a note and the holder of such note converts such note in connection with such make-whole fundamental change,

then, under certain circumstances and subject to certain limitations, we will increase the conversion rate applicable to such conversion by a number of additional shares. The number of additional shares of our common stock will be determined based on the effective date of the make-whole fundamental change and the price paid (or deemed paid) per share of our common stock in the make-whole fundamental change, as described under “Description of Notes — Conversion rights — Adjustment to shares delivered upon conversion upon make-whole fundamental change” in this prospectus supplement.
While the increase in the conversion rate is designed to compensate holders for the lost option value of the notes as a result of the relevant make-whole fundamental change, the increase in the conversion rate is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if the price paid (or deemed paid) for our common stock in the make-whole fundamental change is greater than $14.00 per share or less than $9.29 per share (in each case, subject to adjustment in accordance with the indenture), then we will not be required to adjust the conversion rate if you convert your notes in connection with such make-whole fundamental change. Moreover, in no event will the conversion rate of the notes exceed 107.6426 shares of common stock per $1,000 principal amount of notes, subject to adjustment under certain circumstances.
Furthermore, the definition of make-whole fundamental change contained in the indenture is limited to certain enumerated events, including our calling the notes for provisional redemption. As a result, the make-whole fundamental change provisions of the indenture do not afford protection to holders of the notes in the event that other events occur that could adversely affect the option value of the notes. For example, transactions, such as certain spin-offs or sales of a subsidiary with volatile earnings, or a change in our subsidiaries’ lines of business, could significantly affect the trading characteristics of our common stock and thereby reduce the option value embedded in the notes without triggering a make-whole fundamental change.
Our obligation to increase the conversion rate upon certain make-whole fundamental change events could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.
The issuance by us of additional stock will dilute all other stockholdings and could affect the market price of our common stock and, therefore, the trading price of the notes.
As of June 30, 2025, we had an aggregate of 82.1 million shares of common stock authorized but unissued and not issuable in respect of vested and unvested deferred stock units, unvested performance stock units (assuming maximum vesting under the performance-based vesting formula), reserved for issuance under our ATM offering program, equity compensation plans, executive deferred compensation plan, direct stock purchase and dividend reinvestment plans, upon exercise of our warrants, upon conversion of our preferred stock or upon conversion or exchange of our outstanding convertible or exchangeable notes. We may issue all of these shares without any action or approval by our stockholders. The issuance of these unreserved shares, as well as any shares of our common stock issued in connection with the exercise of deferred stock units, performance stock units, restricted stock units or convertible or exchangeable notes or derivative instruments, or otherwise, would dilute the percentage ownership held by the investors who purchase our notes in this offering. In addition, we may issue a substantial number of shares of our common stock upon conversion of the notes or our other convertible debt or upon exchange of our exchangeable debt.
The notes do not trade on any national securities exchange and are not quoted on any interdealer quotation system. An active trading market for the notes may not be maintained.
The existing notes are not listed or quoted, and we do not intend to apply to have the notes listed or quoted, on any securities exchange or automated dealer quotation system. Although certain of the initial purchasers have informed us that they intend to make a market in the notes, they are not obligated to do so and may discontinue market making at any time without notice. Accordingly, we cannot assure you that there will be an active trading market for the notes. If an active trading market for the notes is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices, or at all. If any of the notes are traded after their purchase in this offering, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which may not affect debt that is not convertible into capital stock. Historically, the market for convertible debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.
An increase in market interest rates may reduce the trading price of the notes.
In general, as market interest rates rise, notes bearing interest at fixed rates decline in value. Consequently, if market interest rates increase, the trading price of the notes we are offering may decline. We cannot predict the future level of market interest rates.
Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.
We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.
The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.
In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.
Investing in the notes and in our common stock may involve a high degree of risk. Holders of the notes, as potential holders of our common stock, may experience losses, volatility and poor liquidity, and we may reduce our dividends in a variety of circumstances.
An investment in the notes and in our common stock may involve a high degree of risk, particularly when compared to other types of investments. Risks related to the economy, the financial markets, our industry, our investing activity, our other business activities, our financial results, the amount of dividends we distribute, the manner in which we conduct our business and the way we have structured and limited our operations could result in a reduction in, or the elimination of, the value of our common stock, and in turn, of the notes. The level of risk associated with an investment in the notes and in our common stock may not be suitable for the risk tolerance of many investors. Investors may experience volatile returns and material losses. In addition, the trading volume of our common stock (i.e., its liquidity) may be insufficient to allow investors to sell their common stock when they want to or at a price they consider reasonable.

Our earnings, cash flows, book value, and dividends can be volatile and difficult to predict. Investors in the notes and in our common stock should not rely on our estimates, projections or predictions, or on management’s beliefs about future events. In particular, the sustainability of our earnings and our cash flows will depend on numerous factors, including our level of investment activity, our access to debt and equity financing, the returns we earn, the amount and timing of credit losses, payment rates on residential mortgage loans we invest in or that underlie the mortgage-backed securities we invest in, the expense of running our business and other factors, including the risk factors described herein and in our Annual Report on Form 10-K for the year ended December 31, 2024. As a consequence, although we seek to pay a regular common stock dividend rate that is sustainable, we may reduce our regular dividend rate, or stop paying dividends, in the future for a variety of reasons. We may not provide public warnings of dividend reductions prior to their occurrence. Although we have paid special dividends in the past, we generally do not pay special dividends, and we may not do so in the future. Changes to the amount of dividends we distribute may result in a reduction in the value of our common stock and, in turn, of the notes.
You may be unable to convert your notes before March 15, 2027, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.
Before March 15, 2027, you may convert your notes only if specific conditions are met. If these conditions are not met, then you will not be able to convert your notes and receive the cash or combination of cash and shares, as applicable, into which the notes would otherwise be convertible. As a result, the notes may trade at prices that are less than the value of the consideration into which they would otherwise be convertible.
Fluctuations in the trading price of our common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.
The consideration due upon conversion of any note will be determined based on the volume-weighted average price of our common stock during the related “observation period,” which is defined under the caption “Description of Notes — Conversion rights — Settlement upon conversion” and will consist of 25 “VWAP trading days.” Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.
A limited number of institutional stockholders own a significant percentage of our common stock, which could have adverse consequences to other holders of our common stock and holders of the notes, as potential holders of our common stock.
Based on 2025 filings on Schedule 13G with the SEC, we believe that three institutional stockholders each beneficially owned 5% or more of our outstanding common stock, and we believe based on data obtained from other public sources that, overall, institutional stockholders beneficially owned, as of June 30, 2025, in the aggregate, approximately 81% of our outstanding common stock. Furthermore, one or more of these investors or other investors could significantly increase their ownership of our common stock. Significant ownership stakes held by these individual institutions or other investors could have adverse consequences for other stockholders and holders of the notes, as potential holders of our common stock, because each of these stockholders will have a significant influence over the outcome of matters submitted to a vote of our stockholders, including the election of our directors and transactions involving a change in control. In addition, should any of these significant stockholders determine to liquidate all or a significant portion of their holdings of our common stock, it could have an adverse effect on the market price of our common stock and, in turn, of the notes.
Although, under our charter, stockholders are generally precluded from beneficially owning more than 9.8% of our outstanding common stock, our board of directors may amend existing ownership-limitation waivers or grant waivers to other stockholders in the future, in each case in a manner which may allow for increases in the concentration of the ownership of our common stock held by one or more stockholders.

Future sales of our common stock by us or by our directors or officers could adversely affect the market price of our common stock and, in turn, the trading price of the notes and our ability to raise funds in a new securities offering.
We may issue additional shares of common stock in public offerings or private placements. In addition, we may issue additional shares of common stock upon conversion of the notes or our other convertible debt or upon exchange of our exchangeable debt, to participants in our direct stock purchase and dividend reinvestment plan and to our directors, officers and employees under our employee stock purchase plan and our incentive plan, including upon the exercise of, or in respect of, distributions on equity awards previously granted thereunder. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in future share issuances, which may dilute existing stockholders’ interests in us. In addition, if market participants buy shares in issuances by us in the future, it may reduce or eliminate any purchases of our common stock they might otherwise make in the open market, which in turn could have the effect of reducing the volume of shares of our common stock traded in the marketplace, which could reduce the market price and liquidity of our common stock and, in turn, the trading price of the notes and our ability to raise funds in a new securities offering.
As of August 15, 2025, our current directors and executive officers beneficially owned, in the aggregate, approximately 2.9% of our common stock, including common stock underlying deferred stock units and performance stock units that have vested or, will vest, within 60 days of August 15, 2025. Certain sales of shares of our common stock by these individuals are required to be publicly reported and are tracked by many market participants as a factor in making their own investment decisions. As a result, future sales by these individuals could negatively affect the market price of our common stock and, in turn, the trading price of the notes and our ability to raise funds in a new securities offering.
Holders of our common stock may not receive dividend distributions, or dividend distributions may decrease over time. Changes in the amount of dividend distributions we pay or in the tax characterization of dividend distributions we pay may adversely affect the market price of our common stock and, in turn, the trading price of the notes and our ability to raise funds in new securities offerings.
Our dividend distributions are driven by a variety of factors, including our minimum dividend distribution requirements under the REIT tax laws and our REIT taxable income as calculated pursuant to the Code. We generally intend to distribute to our stockholders at least 90% of our REIT taxable income, although our reported financial results for GAAP purposes may differ materially from our REIT taxable income.
For each of the first and second quarters of 2025, we paid our dividends at a rate of $0.18 per share per quarter. Our ability to continue to pay a dividend of $0.18 per share per quarter in the future may be adversely affected by a number of factors, including the risk factors described herein and in our Annual Report on Form 10-K for the year ended December 31, 2024. These same factors may affect our ability to pay other future dividends. In addition, to the extent we determine that future dividends would represent a return of capital to investors, rather than the distribution of income, we may determine to discontinue dividend payments until such time that dividends would again represent a distribution of income. Any reduction or elimination of our payment of dividend distributions would not only reduce the amount of dividends you would receive as a holder of our common stock, but could also have the effect of reducing the market price of our common stock and, in turn, the trading price of the notes and our ability to raise funds in new securities offerings.
In addition, the rate at which holders of our common stock are taxed on dividends we pay and the characterization of our dividend — be it ordinary income, capital gains, or a return of capital — could have an impact on the market price of our common stock and, in turn, our ability to raise funds in new stock offerings. After we announce the expected characterization of dividend distributions we have paid, the actual characterization (and, therefore, the rate at which holders of our common stock are taxed on the dividend distributions they have received) could vary from our expectation, including due to errors, changes made in the course of preparing our corporate tax returns, or changes made in response to an IRS audit), with the result that holders of our common stock could incur greater income tax liabilities than expected.
Your investment in the notes may be harmed if we redeem the notes.
We will have the right to redeem the notes, in whole or in part, in certain circumstances. See “Description of Notes — Optional redemption.” If we redeem your notes, then you may not be entitled to benefit from potential future appreciation in the trading price of our common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest rates. In addition, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline.
You may be subject to tax upon an adjustment to, or a failure to adjust, the conversion rate of the notes even though you do not receive a corresponding cash distribution.
The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change adjustment event occurs prior to the maturity date of the notes, then, under some circumstances, we will increase the conversion rate for notes converted in connection with such make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. If you are a Non-U.S. Holder (as defined in “Supplemental U.S. Federal Income Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. If we pay withholding taxes on behalf of a holder, we may set off any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock). See “Supplemental U.S. Federal Income Tax Considerations.”
The accounting method for the notes could adversely affect our reported financial condition and results.
The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.
In accordance with applicable accounting standards, we expect that the notes we are offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income.
In addition, we expect that the shares underlying the notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all of the notes were converted at the beginning of the reporting period and that we issued shares of our common stock to settle the excess. However, if reflecting the notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the notes does not exceed their principal amount for a reporting period, then the shares underlying the notes will not be reflected in our diluted earnings per share. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.
Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.
We have not reached a final determination regarding the accounting treatment for the notes, and the description above is preliminary. Accordingly, we may account for the notes in manner that is significantly different than described above.
Provisions of Maryland law, our charter and bylaws and the indenture governing the notes may impede or discourage a takeover, which could cause the market price of our common stock to decline.
Provisions of our charter and bylaws, as well as provisions of the Maryland General Corporation Law, or the MGCL, could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. In order to maintain our qualifications as a REIT, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities). In order to protect us against the risk of losing our qualification as a REIT due to concentration of ownership of our outstanding stock, our charter generally prohibits any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 9.8% of the outstanding shares of any class of our stock, unless our board of directors waives or modifies this ownership limit. This limitation may preclude an acquisition of control of us by a third party without the consent of our board of directors. Our board of directors has granted a limited number of such waivers to institutional investors to own shares in excess of this 9.8% limit, which waivers are subject to certain terms and conditions. Our board of directors may amend these existing waivers to permit additional share ownership or may grant waiver to additional stockholders at any time.
Certain other provisions contained in our charter and bylaws and in the MGCL may discourage a third-party from making an acquisition proposal for us and may therefore inhibit a change in control. Our charter includes provisions granting our board of directors the authority to cause us to issue preferred stock from time to time and to establish the terms, preferences and rights of the preferred stock without the approval of our stockholders. In addition, provisions in our charter and bylaws and the MGCL restrict our stockholders’ ability to remove directors and fill vacancies on our board of directors and restrict the voting rights of shares of our common stock acquired in excess of certain ownership thresholds. These provisions and others may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders and holders of the notes we are offering.
The repurchase rights in the notes triggered by the occurrence of a fundamental change, as described under the heading “Description of Notes — Fundamental change permits holders to require us to repurchase notes,” and the additional shares of our common stock by which the conversion rate may be increased in connection with certain make-whole fundamental change transactions, as described under the heading “Description of Notes — Conversion rights — Adjustment to shares delivered upon conversion upon make-whole fundamental change,” could also discourage a potential acquirer.
Ownership limitations in our charter may limit the ability of holders to convert notes into our common stock.
To assist us in satisfying the requirements for qualification as a REIT, our charter prohibits any person from acquiring or holding beneficial ownership of shares of our common stock representing in excess of 9.8%, in number of shares or value, of the outstanding shares of our common stock, or the Charter Limitation, unless our board of directors waives or modifies this ownership limit. Notwithstanding any other provision of the indenture, no holder of notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to violate the Charter Limitation. Any purported delivery of shares of common stock upon conversion of notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder violating the Charter Limitation. If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the Charter Limitation, our obligation to make such delivery shall not be extinguished, and we will deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in such converting holder being in violation of the Charter Limitation. For the avoidance of doubt, the restrictions described above will not affect our right to elect the settlement method applicable to the conversion of any note in the manner set forth in the indenture.
The notes may not be rated or may receive a lower rating than anticipated.
The existing notes are not rated, and we do not intend to seek a rating on the notes. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the trading price of the notes and the market price of our common stock could be harmed. In addition, the trading price of the notes is directly affected by market perceptions of our creditworthiness. Consequently, if a credit ratings agency rates any of our debt in the future or downgrades or withdraws any such rating, or puts us on credit watch, the trading price of the notes is likely to decline.
The notes are not protected by restrictive covenants.
The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture governing the notes does not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of Notes — Conversion rights — Recapitalizations, reclassifications and changes of our common stock,” “Description of Notes — Conversion rights — Adjustment to shares delivered upon conversion upon make-whole fundamental change,” “Description of Notes — Fundamental change permits holders to require us to repurchase notes” and “Description of Notes — Consolidation, merger and sale of assets.”
The notes will share voting power with the existing notes.
Upon completion of this offering, the aggregate principal amount of outstanding notes will be $297,170,000. Accordingly, the holders of the $50,000,000 aggregate principal amount of notes will be entitled to exercise only 16.8% of the total voting power of the notes.
Holders of the notes will not, as such, be entitled to any rights with respect to our common stock but will be subject to all changes made with respect to our common stock.
Holders of the notes will not, as such, be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of the notes will be subject to all changes affecting our common stock. Holders of the notes will not be entitled to the rights of the common stock underlying such notes, except to the extent they convert such notes and shares of our commons stock are deliverable upon settlement of such conversion, and, in such case, will be deemed to be the record holder of such notes as of the close of business on the last VWAP trading day of the observation period for such conversion. For example, if an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date as of which a holder is deemed to be the holder of record of the shares, if any, due upon conversion of such holder’s notes, then such holder will not be entitled to vote those shares due upon conversion on the amendment, although such holder will, upon conversion, nevertheless be subject to any changes affecting our common stock.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $49.2  million, after deducting estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include (i) funding of our operating business and investment activity, which may include funding our residential and business purpose lending mortgage banking businesses, acquiring mortgage-backed securities for our investment portfolio, and funding strategic acquisitions and investments and/or (ii) the repayment of existing indebtedness, which may include the repurchase or repayment of a portion of the 2025 Notes issued by one of our subsidiaries.
As of June 30, 2025, approximately $124 million aggregate principal amount of the 2025 Notes issued by one of our subsidiaries and guaranteed by us was outstanding. The 2025 Notes bear interest at an annual rate of 5.75% and mature on October 1, 2025.

DESCRIPTION OF NOTES
In June 2022, we issued $215,000,000 aggregate principal amount of our 7.75% convertible senior notes due 2027 (the “initial notes”) pursuant to an indenture, dated as of June 9, 2022 (the “indenture”), between us and Wilmington Trust, National Association, as trustee. In October 2024, we issued $39,760,000 aggregate principal amount of our 7.75% convertible senior notes due 2027 (the “initial additional notes” and, together with the initial notes, the “existing notes”) pursuant to the indenture. In 2023 and 2024, we repurchased $7,590,000 aggregate principal amount of the initial notes, and, as of the date of this prospectus supplement, $247,170,000 aggregate principal amount of the existing notes are outstanding. We will issue the 7.75% convertible senior notes due 2027 offered hereby (the “notes”) pursuant to the indenture. The notes will have substantially identical terms as the existing notes. The existing notes and the notes will be treated as a single series of securities for all purposes under the indenture, including waivers, amendments and offers to purchase. Holders of the existing notes, the notes and any additional notes of the same series that we issue in the future pursuant to the indenture will vote as one class under the indenture. We expect to issue the notes with the same unrestricted CUSIP number under which the initial notes currently trade. The initial additional notes currently trade under a Rule 144A CUSIP number.
The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. You may request a copy of the indenture from us. The indenture was filed as Exhibit 4.1 to our Current Report on Form 8-K, which was filed with the SEC on June 9, 2022. See “Where You Can Find More Information” in this prospectus supplement.
This “Description of Notes” section supersedes, in its entirety, the information in the accompanying prospectus under the captions “Description of Debt Securities” and “Global Securities,” which does not apply to the notes.
For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Redwood Trust, Inc. and not to its subsidiaries. As used in this section of the prospectus supplement, the term “notes” includes the existing notes, unless the context requires otherwise.
General
The notes:
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will:

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be our senior unsecured obligations;

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rank equal in right of payment with our other existing and future senior unsecured indebtedness, including the existing notes, our Senior Notes and our guarantee of the 2025 Notes;

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rank senior in right of payment to any existing and future indebtedness that is contractually subordinated to the notes;

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be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

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be structurally subordinated to the claims of our subsidiaries’ creditors, including trade creditors and our subsidiary’s obligations under the 2025 Notes;

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will mature on June 15, 2027 (the “maturity date”), unless earlier repurchased, redeemed or converted;

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will be redeemable, in whole or in part, at our option, at any time, and from time to time, on or after June 16, 2025 and on or before the 25th scheduled trading day immediately before the maturity date at a cash redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price for a specified period of time (as described under “— Optional redemption — Redemption on or after June 16, 2025 based on stock price condition”);

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will be redeemable, in whole or in part, at our election at any time prior to maturity, at a cash redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only to the extent necessary to preserve our status as a REIT (as described under “— Optional redemption — Redemption of notes to preserve REIT status”);

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will be subject to optional repurchase by us at your request upon a fundamental change (as described under “— Fundamental change permits holders to require us to repurchase notes”);

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will be issued in denominations of $1,000 and integral multiples of $1,000; and

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will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.

As of June 30, 2025, on a consolidated basis, we and our subsidiaries had $3.01 billion in outstanding secured indebtedness and $757 million in outstanding senior unsecured indebtedness, in each case exclusive of trade and other payables. As of June 30, 2025, the aggregate amount of secured liabilities of our subsidiaries was $2.88 billion and the aggregate amount of unsecured liabilities of our subsidiaries was $135 million, including the 2025 Notes, in each case excluding trade and other payables and excluding intercompany liabilities. The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. Our subsidiaries will not guarantee any of our obligations under the notes. See “Risk Factors — Risks related to the notes, our common stock and this offering — The notes are effectively subordinated to any of our existing and future secured debt and structurally subordinated to the liabilities of our subsidiaries.”
The notes may be converted into cash and, if applicable, shares of our common stock, based on the current conversion rate of 95.6823 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $10.45 per share of common stock) at any time prior to the close of business on the second scheduled trading day prior to the maturity date, unless the notes have been previously redeemed or repurchased. The conversion rate is subject to adjustment if certain events occur. You will not be entitled to receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date, except under the limited circumstances described below.
Any conversions of notes into shares of our common stock will be subject to certain ownership limitations more fully described in “— Ownership limit; limitation on stock issuable upon conversion.”
We may, without the consent of the holders of the notes, issue additional notes under the indenture with the same terms as the notes offered hereby (except for certain differences, such as the date as of which interest begins to accrue and the first interest payment date for such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will be identified by a separate CUSIP number or by no CUSIP number. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders.
The registered holder of a note will be treated as the owner of it for all purposes under the indenture.
Other than the restrictions described under “— Fundamental change permits holders to require us to repurchase notes” and “— Consolidation, merger and sale of assets” below, and, except for the provisions set forth under “— Conversion rights — Recapitalizations, reclassifications and changes of our common stock” and “— Conversion rights — Adjustment to shares delivered upon conversion upon make-whole fundamental change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
No sinking fund will be provided for the notes.
The existing notes are not listed or quoted, and we do not intend to apply to have the notes listed or quoted, on any securities exchange or automated dealer quotation system.
Payments on the notes; paying agent and registrar
We will pay the principal of certificated notes at the office or agency designated by us. We have initially designated a corporate trust office of the trustee as our paying agent and registrar as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.
Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $2.0 million or less, by check mailed to such holders and (ii) to holders having an aggregate principal amount of more than $2.0 million, either by check mailed to each such holder or, upon application by such holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.
We will pay the principal of, and interest on notes in global form registered in the name of or held by The Depository Trust Company, or DTC, or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.
Exchange and transfer
A holder of notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion. In addition, we are not required to transfer or exchange any note selected for redemption or surrendered for repurchase by us in the circumstances described under “— Fundamental change permits holders to require us to repurchase notes.”
Interest
The notes we are offering pursuant to this prospectus supplement will bear interest at a rate of 7.75% per year from, and including, June 15, 2025, or from the most recent date to which interest on such notes has been paid or duly provided for. Interest on the notes we are offering pursuant to this prospectus supplement will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2025.
Interest will be paid to the person in whose name a note is registered at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. Interest will accrue on the notes from the date of initial issuance and will be computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date (other than an interest payment date coinciding with the maturity date or, in the case of any note to be repurchased on a fundamental change repurchase date, as defined in “— Fundamental change permits holders to require us to repurchase notes,” an interest payment date coinciding with such fundamental change repurchase date) of a note falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day and no interest will accrue for such intervening period. If the maturity date would fall on a day that is not a business day, the required payment of interest and principal will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the maturity date to such next succeeding business day. If a fundamental change repurchase date falls on a day that is not a business day, then we will pay the related the fundamental change repurchase price promptly following the later of the next succeeding business day or the time of book-entry transfer or the delivery of the relevant notes as described in “— Fundamental change permits holders to require us to repurchase notes.” The term “business day” means any day other than a Saturday, a Sunday or any day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York, New York; provided, however, that solely for purposes of determining the dates on which payments are due on the notes, a day on which banking institutions in the applicable place of payment are authorized or required by law or executive order to close will be deemed not to be a “business day.”
Unless otherwise stated or unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable as described under “— No registration rights; additional interest” and at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “— Events of default.”
Conversion rights
General
Holders may convert any of their notes, in the circumstances described below, into cash and, if applicable, shares of our common stock, based on the current conversion rate of 95.6823 shares per $1,000 principal amount of notes (which represents a conversion price of approximately $10.45 per share), which is subject to adjustment. Holders of notes may convert their notes only in the circumstances described below under the caption “— When the notes may be converted.”
Any conversions of notes into shares of our common stock will be subject to certain ownership limitations more fully described in “— Ownership limit; limitation on stock issuable upon conversion.”
If you have already delivered a repurchase notice as described under “— Fundamental change permits holders to require us to repurchase notes” with respect to a note, you may not surrender that note for conversion until you have withdrawn the notice in accordance with the indenture.
“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”
“Trading day” means a day during which (i) trading in our common stock generally occurs on a U.S. national securities exchange or market and (ii) there is no market disruption event (as defined below). If our common stock is not so traded, “trading day” means a “business day.”
“Market disruption event” means the occurrence or existence on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.
The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.
Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, except to the extent described in the second immediately following paragraph. Our settlement of conversions as described below under “— Settlement upon conversion” will be deemed to satisfy our obligation to pay:
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the principal amount of the note; and

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accrued and unpaid interest to, but not including, the conversion date.

As a result, accrued and unpaid interest to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of our common stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.
Notwithstanding the preceding paragraph, if the conversion date for a note occurs after a regular record date for the payment of interest, holders of such notes at the close of business on such regular record date will receive, on or before the corresponding interest payment date, the interest payable on such notes on such interest payment date notwithstanding the conversion. Notes surrendered for conversion with a conversion date occurring after any regular record date for the payment of interest and on or before the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable, on such interest payment date, on the notes so converted, except that no such payment need be made:
•
if we have specified a redemption date that is after a record date for the payment of interest and on or prior to the second business day immediately following the corresponding interest payment date;

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if we have specified a fundamental change repurchase date (as defined below) that is after a record date for the payment of interest and on or prior to the business day immediately following the corresponding interest payment date;

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to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such notes; or

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in respect of any conversions that occur with a conversion date that is after the regular record date for the payment of interest immediately preceding the maturity date.

Therefore, for the avoidance of doubt, all holders on the regular record date immediately preceding the maturity date will receive the full interest payment due on the maturity date regardless of whether their notes have been converted following such record date.
If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.
When the notes may be converted
Holders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the second scheduled trading day immediately before the maturity date.
Conversion upon satisfaction of common stock sale price condition
A holder may convert its notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2022, if the last reported sale price per share of our common stock exceeds 110% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter.
Conversion upon satisfaction of note trading price condition
A holder may convert its notes during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the “trading price” (as defined below) per $1,000 principal amount of notes, as determined following a request by a holder in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate in effect immediately after the close of business on such trading day. We refer to this condition as the “trading price condition.”
“Trading price” of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the “bid solicitation agent” (as defined below) for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include any of the initial purchasers; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate in effect immediately after the close of business on such trading day.
The trading price will be determined by the bid solicitation agent as described below and the definition of “trading price.” The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our common stock and the conversion rate. If a holder provides such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate in effect immediately after the close of business on such trading day. If the trading price condition has been met as described above, then we will notify the holders of the same. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate in effect immediately after the close of business on such trading day, then we will notify the holders of the same.
“Bid solicitation agent” means the person who is required to obtain bids for the trading price in accordance with the provisions described under this “— Conversion rights — When the notes may be converted — Conversion upon satisfaction of note trading price condition” section and in the definition of “trading price.” We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the holders.
Conversion upon specified corporate events
Certain distributions
If, before March 15, 2027, we elect to:
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distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from our common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 45 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the “last reported sale prices” (as defined below) per share of our common stock for the

10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading “— Conversion rate adjustments” below); or
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distribute, to all or substantially all holders of our common stock, assets or securities of ours or rights to purchase our securities (other than a cash distribution required to preserve our status as a real estate investment trust for U.S. federal income tax purposes), which distribution per share of our common stock has a value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price per share of our common stock on the trading day immediately before the date such distribution is announced, then, in either case, we will send notice of such distribution, and of the related right to convert notes, to holders at least 30 scheduled trading days before the “ex-dividend date” (as defined below under the caption “— Conversion rate adjustments”) for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). Once we have sent such notice, holders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution will not take place. However, the notes will not become convertible on account of such distribution (but we will still be required to send notice of such distribution as described above) if each holder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder, in such distribution without having to convert such holder’s notes and as if such holder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect immediately after the close of business on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such holder on such record date.
The “last reported sale price” of our common stock on any date means the closing sale price (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) per share on that date as reported in composite transactions on principal U.S. national securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, the “last reported share price” of our common stock will be the last quoted bid price per share of our common stock in the over-the-counter market on the relevant trading day as reported by OTC Markets Group Inc. or another similar organization selected by us. If our common stock is not so quoted, the “last reported sale price” of our common stock will be the average of the midpoint of the last bid and ask per share prices for shares of our common stock on the relevant date from a nationally recognized independent investment banking firm selected by us for this purpose, which may be one of the initial purchasers.
Certain corporate events
If a fundamental change, make-whole fundamental change (other than a make-whole fundamental change pursuant to clause (ii) of the definition thereof) or “common stock change event” (as defined below under the caption “— Recapitalizations, reclassifications and changes of our common stock”) occurs (other than a merger or other business combination transaction that is effected solely to change our jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, holders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change (other than an “exempted fundamental change,” as defined below under the caption “— Fundamental change permits holders to require us to repurchase notes”), to, but excluding, the related fundamental change repurchase date). No later than the second business day after such effective date, we will send notice to the holders of such transaction or event, such effective date and the related right to convert notes. If we do not provide such notice by the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the effective date to, but excluding, the date we provide the notice.

Conversion upon redemption
If we call any note for redemption, then the holder of such note may convert such note at any time before the close of business on the second business day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full).
Conversions during free convertibility period
A holder may convert its notes at any time from, and including, March 15, 2027 until the close of business on the second scheduled trading day immediately before the maturity date.
Conversion procedures
If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date and, if required, pay all taxes or duties, if any.
If you hold a certificated note, to convert, you must:
•
complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•
deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•
if required, furnish appropriate endorsements and transfer documents;

•
if required, pay all transfer or similar taxes; and

•
if required, pay funds equal to interest payable on the next interest payment date.

The date you comply with the requirements of the preceding two paragraphs, as applicable, is the “conversion date” under the indenture.
If you have already delivered a repurchase notice as described under “— Fundamental change permits holders to require us to repurchase notes” with respect to a note, you may not surrender that note for conversion until you have withdrawn the notice in accordance with the indenture. Your right to withdraw such repurchase notice and convert the notes that are subject to such notice will terminate at the close of business on the second scheduled trading day immediately preceding the relevant fundamental change repurchase date.
Settlement upon conversion
Upon conversion, we may choose to pay or deliver, as applicable, either cash (“cash settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” The consideration due upon the conversion of any note will be determined based on the conversion rate, the “daily VWAPs” per share of our common stock over an “observation period” consisting of 25 consecutive “VWAP trading days” and, in the case of combination settlement, the “specified dollar amount” (as those terms are defined below) that applies to the conversion. The applicable specified dollar amount will be determined in accordance with the provisions described below and will be an amount that is no less than $1,000 per $1,000 principal amount of notes being converted.
“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RWT <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may include any of the initial purchasers). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“VWAP trading day” means a day on which (i) there is no “VWAP market disruption event” (as defined below); and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.
“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“Observation period” means, with respect to any note to be converted, (i) subject to clause (ii) below, if the conversion date for such note occurs on or before March 15, 2027, the 25 consecutive VWAP trading days beginning on, and including, the third VWAP trading day immediately after such conversion date; (ii) if such conversion date occurs on or after the date we have sent a redemption notice calling all or any notes for “provisional redemption” (as defined below under the caption “— Optional redemption — Redemption on or after June 16, 2025 based on stock price condition”) or “REIT preservation redemption” (as defined below under the caption “— Optional redemption — Redemption of notes to preserve REIT status”) and on or before the second business day before the related redemption date, the 25 consecutive VWAP trading days beginning on, and including, the 26th scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such conversion date occurs after March 15, 2027, the 25 consecutive VWAP trading days beginning on, and including, the 26th scheduled trading day immediately before the maturity date.
“Specified dollar amount” means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of common stock); provided, however, that in no event will the specified dollar amount be less than $1,000 per $1,000 principal amount of such note.
Settlement method
We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with the same conversion date, but we will not be obligated to use the same settlement method for conversions with different conversion dates. All conversions with a conversion date that occurs on or after March 15, 2027 will be settled using the same settlement method, and we will send notice of such settlement method to holders no later than the open of business on March 15, 2027. If we elect a settlement method for a conversion with a conversion date that occurs before March 15, 2027, then we will send notice of such settlement method to the converting holder no later than the close of business on the business day immediately after the conversion date. Notwithstanding anything to the contrary described above, if we call any notes for redemption, then (i) we will specify in the related redemption notice (and, in the case of a redemption of less than all outstanding notes, in a notice simultaneously sent to all holders of notes not called for redemption) the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the second business day before the related redemption date; and (ii) if the related redemption date is on or after March 15, 2027, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after March 15, 2027.

If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting holder of the applicable specified dollar amount, then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default under the indenture.
The “default settlement method” will initially be combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes. However, we may, from time to time, change the default settlement method, to any settlement method that we are then permitted to elect, by sending notice of the new default settlement method to the holders. In addition, we may, by notice to the holders, elect to irrevocably fix the settlement method or to irrevocably eliminate any one or more (but not all) settlement methods (including eliminating combination settlement with a particular specified dollar amount or range of specified dollar amounts), provided we are then otherwise permitted to elect the settlement method so irrevocably elected or the settlement method(s) remaining after such irrevocable elimination, as applicable. If we make such an irrevocable election, then such election will apply to all note conversions with a conversion date that is on or after the date we send such notice and we will, if needed, simultaneously change the default settlement method to a settlement method that is consistent with such irrevocable election. However, in all cases, no such irrevocable election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the indenture, and in no event may we elect (whether directly or by eliminating all other settlement methods) combination settlement with a specified dollar amount that is less than $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in clause (11) of the second paragraph under the caption “— Modification and amendment” below. However, we may nonetheless choose to execute such an amendment at our option.
If we change the default settlement method or irrevocably fix the settlement method pursuant to the provisions described above, then we will either post the default settlement method or fixed settlement method, as applicable, on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.
Consideration due upon conversion
Subject to the other provisions described in this section, the consideration due upon conversion of each $1,000 principal amount of a note will be as follows:
•
if cash settlement applies, cash in an amount equal to the sum of the “daily conversion values” (as defined below) for each VWAP trading day in the observation period for such conversion; or

•
if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the “daily share amounts” (as defined below) for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the “daily cash amounts” (as defined below) for each VWAP trading day in such observation period.

However, in lieu of delivering any fractional share of common stock otherwise due upon conversion, we will pay cash based on the daily VWAP on the last VWAP trading day of the applicable observation period.
If a holder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, DTC’s applicable procedures) be computed based on the total principal amount of notes converted on such conversion date by that holder.
“Daily cash amount” means, with respect to any VWAP trading day, the lesser of (i) the applicable “daily maximum cash amount” (as defined below); and (ii) the daily conversion value for such VWAP trading day.
“Daily conversion value” means, with respect to any VWAP trading day, one-25th of the product of (i) the conversion rate in effect immediately after the close of business on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.

“Daily maximum cash amount” means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 25.
“Daily share amount” means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.
Delivery of the conversion consideration
Except as described below under the captions “— Conversion rate adjustments” and “— Recapitalizations, reclassifications and changes of our common stock,” we will pay or deliver, as applicable, the consideration due upon conversion on or before the second trading day immediately after the last VWAP trading day of the observation period for such conversion.
When Converting Holders Become Stockholders of Record
The person in whose name any share of common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on the last VWAP trading day of the observation period for such conversion.
Conversion rate adjustments
The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination, or a tender or exchange offer of the type described in clause (5) below), solely as a result of holding the notes, and at the same time and upon the same terms as common stockholders participate, in any of the transactions described below without having to convert their notes, as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate in effect immediately after the close of business on the record date for such transaction, multiplied by the principal amount (expressed in thousands) of notes held by such holders.
(1)
If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a share split or share combination (in each case, excluding a distribution solely pursuant to a “common stock change event,” as to which the provisions described below under the caption “— Recapitalizations, reclassifications and changes of our common stock” will apply), the conversion rate will be adjusted based on the following formula:

where,
CR0   =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as the case may be;

CR1   =
the conversion rate in effect immediately after the open of business on such ex-dividend date or immediately after the open of business on such effective date, as the case may be;

OS0   =
the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or immediately prior to the open of business on such effective date, as the case may be; and

OS1   =
the number of shares of our common stock that will be outstanding immediately after giving effect to such dividend or distribution or such share split or combination, as the case may be.

The foregoing adjustment to the conversion rate made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution or immediately after the open of business on the effective date of such share split or combination, as the case may be. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(2)
If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 days after the record date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution (other than rights issued or otherwise distributed pursuant to a preferred stock rights plan, as to which the provisions described below in paragraph (3) and under the caption “— Treatment of rights” will apply), the conversion rate will be increased based on the following formula:

where,
CR0   =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1   =
the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0   =
the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X     =
the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y     =
the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices per share of our common stock over the 10 consecutive trading-day period ending on, and including the trading day immediately preceding the date of announcement of such distribution.

The foregoing increase in the conversion rate made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be immediately decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be immediately decreased to the conversion rate that would then be in effect if the ex-dividend date for such issuance had not occurred.
For purposes of the provisions described in this clause (2) and under the caption “— Conversion rights — When the notes may be converted — Conversion upon specified corporate events — Certain distributions,” in determining whether any rights, options or warrants entitle the holders of shares of our common stock to subscribe for or purchase shares of our common stock at less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable upon exercise, conversion or exchange thereof, the value of such consideration, if other than cash, to be determined by us in good faith.
(3)
If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities to all or substantially all holders of our common stock, excluding:

•
dividends, distributions, rights, options or warrants as to which an adjustment was effected (or would be effected without regard to the “deferral exception” (as described below)) pursuant to clause (1) or (2) above;

•
rights issued or otherwise distributed pursuant to a preferred stock rights plan, except to the extent provided below under the caption “— Treatment of rights”;

•
dividends or distributions paid exclusively in cash as to which an adjustment was effected (or would be effected without regard to the dividend threshold amount, and without regard to the deferral exception) pursuant to clause (4) below;

•
a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in clause (5) will apply;

•
a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “— Recapitalizations, reclassifications and changes of our common stock” will apply; or

•
spin-offs as to which the provisions set forth below in this clause (3) shall apply,

then the conversion rate will be increased based on the following formula:
where,
CR0   =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1   =
the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0  =
the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV  =
the fair market value, as determined by us in good faith, of the shares of capital stock, evidences of indebtedness, assets or property of ours or rights, options or warrants to acquire our capital stock or other securities to be distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

The foregoing increase made in the conversion rate under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be immediately decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each holder of a note shall receive upon conversion, in respect of each $1,000 principal amount thereof, the amount and kind of our capital stock, evidences of our indebtedness or other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect immediately after the close of business on the record date for the distribution.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, where such capital stock or similar equity interest is listed or quoted on a U.S. national securities exchange (or will be so listed or quoted when issued), which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:
where,
CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of the spin-off;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
FMV0	=
the product of (x) the average of the last reported sale prices per share or unit of the capital stock or similar equity interest distributed to holders of our common stock in the spin-off (determined by reference to the definitions of “last reported sale price,” “trading day” and “market disruption event” set forth above as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading-day period beginning on, and including, the ex-dividend date of the spin-off (the “valuation period”); and (y) the number of shares or units of such capital stock or similar equity interest distributed per share of our common stock in the spin-off; and

MP0	=	the average of the last reported sale prices per share of our common stock over the valuation period.
The increase in the conversion rate made under the preceding paragraph will be determined as of the close of business on the last trading day of the valuation period but will be given effect immediately after the open of business on the ex-dividend date of the spin-off; provided that in respect of any conversion where any VWAP trading day of the applicable observation period occurs during the valuation period, we will, if necessary, delay the settlement of such conversion until the second trading day immediately after the last trading day of the valuation period. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(4)
If we pay any cash dividends or distributions to all or substantially all holders of our common stock (other than a regularly scheduled cash dividend that does not exceed the “dividend threshold amount” (as defined below) per share of our common stock), the conversion rate will be increased based on the following formula:

where,
CR0   =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1   =
the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0   =
the last reported sale price per share of our common stock on the trading day immediately preceding such ex-dividend date;

T     =
the dividend threshold amount, which shall initially be $0.23 per fiscal quarter, adjusted as described below to take into account events that cause adjustments to the conversion rate and as further adjusted to account for any change in the frequency of payment of our regular dividend; provided, however, that the dividend threshold amount shall be deemed to be zero if the dividend is not a regularly scheduled dividend; and

C     =
the amount in cash per share we distribute to holders of our common stock.

The foregoing increase in the conversion rate made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
Whenever the conversion rate is adjusted pursuant to the provisions described in clauses (1), (2), (3) or (5) of this section, “T” shall be adjusted by multiplying it by a fraction, the numerator of which is the conversion rate prior to adjustment and the denominator of which is the conversion rate following such adjustment.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each holder of a note shall receive upon conversion, for each $1,000 principal amount of notes, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution.
(5)
If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price per share of our common stock on the trading day next succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,
CR0   =
the conversion rate in effect immediately prior to the close of business on the expiration date;

CR1   =
the conversion rate in effect immediately after the close of business on the expiration date;

AC    =
the aggregate value of all cash and any other consideration, as determined by us in good faith, paid or payable for shares purchased in such tender or exchange offer;

OS0   =
the number of shares of our common stock outstanding immediately prior to the time such tender or exchange offer expires (before giving effect to such tender offer or exchange offer);

OS1   =
the number of shares of our common stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP1   =
the average of the last reported sale prices per share of our common stock over the 10 consecutive trading-day period (the “tender/exchange offer valuation period”) commencing on, and including, the trading day next succeeding the expiration date.

The foregoing increase in the conversion rate made under this clause (5) will be determined as of the close of business on the last trading day of the tender/exchange offer valuation period but will be given effect immediately after the close of business on the expiration date; provided, that in respect of any conversion where any VWAP trading day of the applicable observation period occurs on the expiration date or during the tender/exchange offer valuation period, we will, if necessary, delay the settlement of such conversion until the second trading day immediately after the last trading day of the tender/exchange offer valuation period.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.
If the application of any of the foregoing formulas (other than in connection with a share combination or a readjustment provided for above) would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.
As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a committee thereof, statute, contract or otherwise).
Notwithstanding anything to the contrary in the indenture or the notes, if:
•
a note is to be converted pursuant to combination settlement;

•
the record date or effective date for any dividend or distribution that requires an adjustment to the conversion rate pursuant to pursuant to the provisions described in clauses (1) through (4), inclusive, above has occurred on or before any VWAP trading day in the observation period for such conversion, but an adjustment to the conversion rate for such event has not yet become effective as of such VWAP trading day;
•
the consideration due in respect of such VWAP trading day includes any whole or fractional shares of our common stock; and

•
such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such VWAP trading day. In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second trading day after such first date.
Notwithstanding anything to the contrary in the indenture or the notes, if:
•
a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described in clauses (1) through (4), inclusive, above;

•
a note is to be converted pursuant to combination settlement;

•
any VWAP trading day in the observation period for such conversion occurs on or after such ex-dividend date and on or before the related record date;

•
the consideration due in respect of such VWAP trading day includes any whole or fractional shares of our common stock based on a conversion rate that is adjusted for such dividend or distribution; and

•
such shares would be entitled to participate in such dividend or distribution,

then the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.
Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. Except as described in this section, in “— Voluntary increases of conversion rate” below or in “— Adjustment to shares delivered upon conversion upon make-whole fundamental change” below, we will not adjust the conversion rate.
Without limiting the preceding paragraph, the applicable conversion rate will not be adjusted:
•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the immediately preceding bullet and outstanding as of the date the initial notes were first issued;

•
upon the issuance of any shares of our common stock for cash or as consideration in a merger, purchase or similar transaction;

•
for a change in the par value of our common stock;

•
upon any repurchase of shares of common stock in the open market or in privately negotiated transactions by us (including by way of accelerated share repurchase or other derivatives), in each case other than in transactions described under clause (5) above; or

•
for accrued and unpaid interest.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.
If any adjustment of the conversion rate would be less than 1% of the applicable conversion rate, such adjustment will be carried forward and the adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with the original adjustment, aggregate to at least 1% of the applicable conversion rate; provided, however, that, regardless of the 1% threshold, any carry-forward adjustment will be given effect immediately upon (i) the conversion date of, or any VWAP trading day of an observation period for, any note (solely with respect to the converted note); (ii) the date a fundamental change or make-whole fundamental change occurs; (iii) the date we call any notes for redemption; and (iv) March 15, 2027. We refer to the provisions described in this paragraph as the “deferral exception.”
Recapitalizations, reclassifications and changes of our common stock
In the event of:
•
any recapitalization, reclassification or change of our common stock (other than changes resulting from a share split or combination);

•
a consolidation, merger or combination involving us;

•
a sale or conveyance to another person of all or substantially all of our property and assets; or

•
any statutory share exchange,

in each case, in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock (such an event, a “common stock change event,” and such cash, securities or other property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then:
•
from and after the effective time of such common stock change event,

•
the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this “— Conversion rights” caption (or in any related definitions) were instead a reference to the same number of reference property units;

•
for purposes of the redemption provisions described below under the caption “Optional redemption — Redemption on or after June 16, 2025 based on stock price condition,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units;

•
for purposes of the definition of “ex-dividend date” and “record date,” the term “common stock” will be deemed to refer to any class of securities forming part of such reference property; and

•
for purposes of the definition of “fundamental change” and “make-whole fundamental change,” references to our “common stock” and “common equity” will be deemed to refer the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;

•
if such reference property unit consists entirely of cash, then (i) each conversion of any note with a conversion date that occurs on or after the effective date of such common stock change event will be settled entirely in cash in an amount, per $1,000 principal amount of such note being converted, equal to the product of (x) the conversion rate in effect on such conversion date (including, for the avoidance of doubt, any increase to such conversion rate pursuant to the provisions described below under the caption “— Adjustment to shares delivered upon conversion upon make-whole fundamental change,” if applicable); and (y) the amount of cash constituting such reference property unit; and (ii) we will settle each such conversion no later than the fifth business day after the relevant conversion date; and
•
for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

For purposes of the foregoing, if the reference property of a common stock change event would consist of more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify holders and the trustee of the composition of the reference property unit as soon as practicable after such determination is made.
We shall not become a party to any such common stock change event unless its terms are consistent with the preceding.
None of the foregoing provisions shall affect the right of a holder of notes to convert its notes prior to the effective date of such common stock change event.
Treatment of rights
We currently do not have a preferred stock rights plan. To the extent that we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any common stock, the rights under the rights plan, unless prior to any conversion the rights have separated from our common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed, to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) under “— Conversion rate adjustments” above, subject to re-adjustment in the event of the expiration, termination or redemption of such rights.
Voluntary increases of conversion rate
We are permitted, to the extent permitted by law and subject to the listing standards of The New York Stock Exchange, to increase the conversion rate of the notes by any amount for a period of at least 20 days, if our board of directors or a committee thereof determines that such increase would be in our best interest. If our board of directors, or a committee thereof, makes such determination, it will be conclusive and we will deliver to holders of the notes a notice of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect, in accordance with applicable law. Subject to the listing standards of The New York Stock Exchange, we may also, but are not required to, increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.
Tax effect
A holder may, in some circumstances, including the distribution of certain cash dividends to holders of shares of our common stock, be deemed to have received a distribution subject to U.S. federal income or withholding tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Because a deemed distribution would not give rise to any cash from which any applicable withholding could be satisfied, if we pay withholding taxes on behalf of a holder, we may, at our option, set off any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock). See “Supplemental U.S. Federal Income Tax Considerations.”

Adjustments of prices
Whenever any provision of the indenture requires us to calculate last reported sale prices over a span of multiple days (including (x) with respect to the “stock price” for purposes of a make-whole fundamental change or (y) to calculate daily VWAPs over an observation period), we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, record date, effective date or expiration date, as applicable, of the event occurs, at any time during the period during which such prices are to be calculated.
Adjustment to shares delivered upon conversion upon make-whole fundamental change
If the effective date (as defined below) of a “make-whole fundamental change” (as defined below) occurs prior to the maturity date with respect to any note and the holder of such note elects to convert such note in connection with such make-whole fundamental change, then we will, under certain circumstances, increase the conversion rate applicable to such conversion by a number of additional shares of common stock (the “additional shares”), as described below.
“Make-whole fundamental change” means (i) a fundamental change, as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof; or (ii) the sending of any notice of redemption pursuant to the provisions described above under the caption “— Optional redemption — Redemption notice” calling any note for provisional redemption; provided, however, that (x) the sending of any such notice of redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed to be called pursuant to the provisions described below under the caption “— Optional redemption — Redemption on or after June 16, 2025 based on stock price condition”) for provisional redemption or REIT preservation redemption pursuant to such notice and not with respect to any other notes; and (y) the calling of any note for REIT preservation redemption will not, in itself, constitute a make-whole fundamental change with respect to that or any other note.
The “effective date” of a make-whole fundamental change will be deemed to be as follows: (x) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (y) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the date we send the related redemption notice.
A conversion of a note with respect to which a make-whole fundamental change has occurred will be deemed to be “in connection with” such make-whole fundamental change if the conversion date for such conversion occurs during the related “make-whole fundamental change conversion period,” which will be as follows:
•
in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the effective date of such make-whole fundamental change to, and including, the second scheduled trading day immediately prior to the related fundamental change repurchase date (or, in the case of an exempted fundamental change, or a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, to, and including, the 30th scheduled trading day immediately following the effective date of such make-whole fundamental change); and

•
in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we send the redemption notice for the related provisional redemption to, and including, the second business day immediately before the related redemption date;

provided, however, that if the conversion date for the conversion of a note that has been called (or deemed called) for provisional redemption occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of “make-whole fundamental change” and a make-whole fundamental change resulting from such provisional redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier effective date; and (y) the make-whole fundamental change with the later effective date will be deemed not to have occurred.
The number of additional shares by which the conversion rate will be increased in the event of a make-whole fundamental change will be determined by reference to the table below, based on the effective date of the make-whole fundamental change and the “stock price” of such make-whole fundamental change. If holders of our common stock receive only cash in a make-whole fundamental change that is pursuant to clause (2) of the definition of “fundamental change,” then the “stock price” of such make-whole fundamental change will be the cash amount paid per share in such make-whole fundamental change. In all other cases, the “stock price” of the make-whole fundamental change will be the average of the last reported sale prices per share of our common stock over the five consecutive trading-day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.
The stock prices set forth in the first row of the table below (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “— Conversion rate adjustments.”
The following table sets forth the hypothetical stock prices and the number of additional shares to be added to the conversion rate for any note that is converted in connection with a make-whole fundamental change occurring with respect to such note:
	Stock Price
Effective Date	$9.29	$9.50	$10.00	$10.45	$11.00	$11.50	$12.00	$12.50	$13.00	$13.59	$14.00
June 9, 2022	11.9603	10.5505	7.6870	5.6306	3.6782	2.3487	1.3650	0.6648	0.2077	0.0162	0.0000
June 15, 2023	11.9603	10.5505	7.6230	5.5349	3.5745	2.2609	1.3125	0.6640	0.2077	0.0162	0.0000
June 15, 2024	11.9603	10.5505	7.6230	5.5349	3.5745	2.2609	1.2967	0.6400	0.2077	0.0162	0.0000
June 15, 2025	11.9603	10.5505	7.6230	5.4383	3.3355	1.9835	1.0558	0.4656	0.1446	0.0103	0.0000
June 15, 2026	11.9603	10.5316	6.9410	4.5139	2.4364	1.2270	0.5050	0.1352	0.0169	0.0000	0.0000
June 15, 2027	11.9603	9.5811	4.3180	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock prices and effective dates may not be set forth in the table above, in which case:
•
if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the two dates, as applicable, based on a 365- or 366-day year, as applicable;

•
if the stock price is greater than $14.00 per share (subject to adjustment in the same manner as the stock prices set forth in the table above), no additional shares will be added to the conversion rate; and

•
if the stock price is less than $9.29 per share (subject to adjustment in the same manner as the stock prices set forth in the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed 107.6426 shares of common stock per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “— Conversion rate adjustments.”
Our obligation to increase the conversion rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of equitable remedies.
In the event of a conversion of notes in connection with a make-whole fundamental change that results in an adjustment of the conversion rate, a holder may be deemed to have received a distribution subject to U.S. federal income tax as a dividend. Because a deemed distribution would not give rise to any cash from which any applicable withholding could be satisfied, if we pay withholding taxes on behalf of a holder we may, at our option, set off any such payment against payments of cash and common stock, if any, payable on the notes (or, in some circumstances, against any payments on the common stock). See “Supplemental U.S. Federal Income Tax Considerations.”
Optional redemption
We may not redeem the notes at our option at any time before June 16, 2025, except pursuant to the provisions described below under the caption “— Redemption of notes to preserve REIT status.”
Redemption on or after June 16, 2025 based on stock price condition
Subject to the partial redemption limitation described below, we have the right, at our election, to redeem all or part (in a principal amount that is an integral multiple of $1,000) of the notes on a redemption date on or after June 16, 2025 and on or before the 25th scheduled trading day immediately before the maturity date, for cash at the redemption price described below, but only if the last reported sale price per share of common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such notice. We refer to a redemption of the notes pursuant to the provision described in the preceding sentence as a “provisional redemption.” In addition, calling any note for provisional redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for provisional redemption. If we elect to redeem less than all of the outstanding notes pursuant to a provisional redemption, then the provisional redemption will not constitute a make-whole fundamental change with respect to the notes not called for provisional redemption, and holders of the notes not called for provisional redemption will not be entitled to an increased conversion rate for such notes as described above on account of the provisional redemption, except to the limited extent described below.
If we elect to redeem less than all of the outstanding notes pursuant to a provisional redemption, then the excess of the principal amount of notes outstanding as of the time we send the related redemption notice over the aggregate principal amount of notes set forth in such redemption notice as being subject to redemption must be at least $100.0 million. We refer to the requirement described in the preceding sentence as the “partial redemption limitation.” For the avoidance of doubt, the partial redemption limitation will not apply to any REIT preservation redemption.
In addition, if we elect to redeem less than all of the outstanding notes pursuant to a provisional redemption, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 27th scheduled trading day before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such provisional redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the second business day immediately before such redemption date, and each such conversion will be deemed to be of a note called for provisional redemption for purposes of these provisional redemption provisions and the provisions described above under the captions “— Conversion rights — When the notes may be converted — Conversion upon redemption” and “Conversion rights — Adjustment to shares delivered upon conversion upon make-whole fundamental change.”
Redemption of notes to preserve REIT status
If we determine that redeeming the notes is necessary to preserve our status as a REIT, then we may redeem all or part (in a principal amount that is an integral multiple of $1,000) of the notes for cash at the redemption price described below, but only to the extent necessary to preserve our status as a REIT. We refer to a redemption of the notes pursuant to the provision described in the preceding sentence as a “REIT preservation redemption.” For the avoidance of doubt, calling any note for REIT preservation redemption will not constitute a make-whole fundamental change with respect to that or any other note.

Redemption price
The redemption price for any note called for redemption will be a cash amount equal to 100% of the aggregate principal amount of such note to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. However, if such redemption date is after a regular record date for the payment of interest and on or prior to the corresponding interest payment date, then (i) we will pay, on or before such interest payment date, the full amount of accrued and unpaid interest payable on such note on such interest payment date to the holder of record of such note at the close of business on such regular record date; and (ii) the redemption price will not include such accrued and unpaid interest.
Redemption notice
We will send to each applicable holder notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date. The redemption date will be a business day of our choosing that is no more than 50, nor less than 30, scheduled trading days after the date we send the related redemption notice.
Procedures to receive redemption price
Notes called for redemption must be delivered to the paying agent (in the case of certificated notes) or DTC’s procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the redemption price.
Conversion of called notes
If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption.
Redemption prohibited in certain circumstances
Notwithstanding anything to the contrary above, no notes may be redeemed on any date if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the applicable redemption price with respect to such notes).
Open market and other purchases; no sinking fund
Except as described below under “— Fundamental change permits holders to require us to repurchase notes,” we will not be required to make any mandatory redemption or sinking fund payments with respect to the notes. We may at any time and from time to time repurchase notes by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other cash-settled derivatives) to be surrendered to the trustee for cancellation upon our direction, and they will no longer be considered “outstanding” under the indenture upon their repurchase.
Fundamental change permits holders to require us to repurchase notes
If a fundamental change occurs at any time, you will have the right, at your option, to require us to repurchase all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a business day (the “fundamental change repurchase date”) of our choosing that is not less than 20 nor more than 35 business days after the date of the fundamental change repurchase right notice (as defined below). The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date, unless such fundamental change repurchase date falls after a regular record date for the payment of interest and on or prior to the corresponding interest payment date, in which case (i) we will pay, on or before such interest payment date, the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on such regular record date; and (ii) the fundamental change repurchase price will not include such accrued and unpaid interest. Any notes repurchased by us will be paid for in cash.
A “fundamental change” will be deemed to have occurred at the time after the initial notes were originally issued if any of the following occurs:
(1)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing, or we otherwise become aware, that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)
the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, cash, securities or other property; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3)
our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4)
our common stock ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clauses (1) or (2) above will not constitute a fundamental change, however, if (i) at least 90% of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock or common equity interests that are listed or quoted (or depositary receipts representing shares of common stock, which depositary receipts are listed or quoted) on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions; and (ii) such transaction or transactions constitutes a common stock change event whose reference property consists of such consideration.
For the purposes of the definition of fundamental change, any transaction or event described in both clause (1) and in clause (2)(A) or (B) above (without regard to the proviso in clause (2)) will be deemed to occur solely pursuant to clause (2) above (subject to such proviso).
After the occurrence of a fundamental change, but on or before the 15th day following such occurrence, we will provide to all holders of the notes and the trustee, the paying agent and the conversion agent a notice of the occurrence of the fundamental change and of the resulting repurchase right, if any (the “fundamental change repurchase right notice”). Such fundamental change repurchase right notice shall state, among other things:
•
the events causing a fundamental change and whether such fundamental change also constitutes a make-whole fundamental change;

•
the date of the fundamental change;

•
if such fundamental change is not an exempted fundamental change, the last date on which a holder may exercise the repurchase right, if applicable;

•
if such fundamental change is not an exempted fundamental change, the fundamental change repurchase price;

•
if such fundamental change is not an exempted fundamental change, the fundamental change repurchase date;

•
the name and address of the paying agent (if such fundamental change is not an exempted fundamental change) and the conversion agent, if applicable;

•
the applicable conversion rate and any related adjustments to the applicable conversion rate;

•
if such fundamental change is not an exempted fundamental change, that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•
if such fundamental change is not an exempted fundamental change, the procedures that holders must follow to require us to repurchase their notes, if applicable.

The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
The fundamental change repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase price and fundamental change repurchase features, however, are not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
The definition of “fundamental change” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our property and assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our property and assets may be uncertain.
To exercise your fundamental change repurchase right, you must deliver, between the date of the fundamental change repurchase right notice and the close of business on the second scheduled trading day prior to the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:
•
if certificated, the certificate numbers of your notes to be delivered for repurchase;

•
the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•
that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the second scheduled trading day prior to the fundamental change repurchase date. The notice of withdrawal shall state:
•
the principal amount of the withdrawn notes, which must be $1,000 or an integral multiple thereof;

•
if such notes are certificated notes, the certificate numbers of the withdrawn notes; and

•
the principal amount, if any, that remains subject to the repurchase notice.

In the case of global notes, the delivery of the repurchase notice and withdrawal notice must instead comply with appropriate DTC procedures within the deadlines set forth above.

We will be required to repurchase the notes on the fundamental change repurchase date, subject to extension to comply with applicable law. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. Subject to a holder’s right to receive interest on the related interest payment date where the fundamental change repurchase date falls between a regular record date for the payment of interest and the interest payment date to which it relates, if the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date then:
•
the notes will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent; and

•
all other rights of the holder will terminate other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest, if any, upon delivery or transfer of the notes.

In connection with any repurchase offer pursuant to a fundamental change repurchase right notice, we will, if required:
•
comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

•
file a Schedule TO or any other successor or similar schedule, if required, under the Exchange Act; and

•
otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes,

in each case, so as to permit the rights and obligations under this “— Fundamental change permits holders to require us to repurchase notes” to be exercised in the time and in the manner specified in the indenture. No notes may be repurchased on any date at the option of holders on a fundamental change repurchase date if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the applicable fundamental change repurchase price with respect to such notes).
We will not be required to make an offer to repurchase the notes upon a fundamental change if a third party makes such an offer to repurchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an offer to repurchase made by us and such third party purchases all notes properly tendered and not validly withdrawn under such offer.
In addition, notwithstanding the foregoing, we will not be required to offer to repurchase, or repurchase, the notes as described above in respect of an event that constitutes a fundamental change pursuant to clause (2) of the definition thereof if (i) immediately after such fundamental change, the notes become convertible (pursuant to the provisions described under “— Conversion rights — Recapitalizations, reclassifications and changes of our common stock” and, if applicable, “— Adjustment to shares delivered upon conversion upon make-whole fundamental change” above) into reference property consisting of cash (in U.S. dollars) in an amount per note that is greater than the fundamental change repurchase price (assuming the maximum amount of accrued interest would be payable based on the latest possible fundamental change repurchase date, including any accrued and unpaid interest prior to such date) and (ii) our notice of the fundamental change states that holders will have the right to convert their notes and receive such amount of cash. We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”
We may not have enough cash to pay the applicable fundamental change repurchase price. See “Risk Factors — Risks related to the notes, our common stock and this offering — We may not have the ability to raise the funds necessary to repurchase the notes as required upon a fundamental change or to pay the cash amounts due upon conversion, and our other then-existing debt may contain limitations on our ability to pay cash upon such repurchase of the notes.”

Ownership limit; limitation on stock issuable upon conversion
To assist us in satisfying the requirements for qualification as a REIT, our charter prohibits any person from acquiring or holding beneficial ownership of shares of our common stock representing in excess of 9.8%, in number of shares or value, of the outstanding shares of common stock (the “Charter Limitation”), unless our board of directors waives or modifies this ownership limit. We have previously granted limited waivers of this prohibition, and, subject to the approval of our board of directors, we may grant additional waivers at any time. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer and Repurchase of Shares.”
The indenture provides that, notwithstanding any other provision of the indenture, no holder of notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to violate the Charter Limitation. Any purported delivery of shares of common stock upon conversion of notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder violating the Charter Limitation. If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the Charter Limitation, our obligation to make such delivery shall not be extinguished, and we will deliver such shares as promptly as practicable after such converting holder gives notice to us that such delivery would not result in such converting holder being in violation of the Charter Limitation.
For the avoidance of doubt, the restrictions described above will not affect our right to elect the settlement method applicable to the conversion of any note in the manner set forth in the indenture.
Consolidation, merger and sale of assets
The indenture provides that we will not (x) consolidate with or merge with or into another person or (y) sell, lease or otherwise transfer all or substantially all of the property and assets of us and our subsidiaries, taken as a whole to, another person (other than, in the case of this clause (y), to one or more wholly owned subsidiaries of ours), unless (i) the resulting, surviving or transferee person, if not us, is a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person, if not us, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger, sale, lease or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, ours under the indenture and, except in the case of a lease, we will be discharged from our obligations under the indenture and the notes.
Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above. Furthermore, there is no precise, established definition of the phrase “substantially all” of our property and assets under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above (or under “— Conversion rights — Recapitalizations, reclassifications and changes of our common stock,” “— Conversion rights — Adjustment to shares delivered upon conversion upon make-whole fundamental change” or “— Fundamental change permits holders to require us to repurchase notes”) would apply to a sale, lease or transfer of less than all of our properties and assets.
Events of default
Each of the following is an event of default:
(1)
default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2)
default in the payment of principal of any note when due and payable at its stated maturity, upon redemption or required repurchase, upon declaration of acceleration or otherwise;

(3)
default in our obligation to deliver the consideration required to be delivered upon conversion of the notes, and the default continues for five business days;

(4)
failure by us to comply with our obligations under “— Consolidation, merger and sale of assets”;

(5)
failure by us to send (x) a fundamental change repurchase right notice pursuant to the provisions described above under “— Fundamental change permits holders to require us to repurchase notes”; or (y) a notice pursuant to the provisions described above under the caption “— Conversion rights — When the notes may be converted — Conversion upon specified corporate events,” if, in the case of any notice set forth in clause (x) or (y) other than a notice pursuant to the provisions described above under the caption “— Conversion rights — When the notes may be converted — Conversion upon specified corporate events — Certain distributions,” such failure is not cured within five days after its occurrence;

(6)
failure by us for 60 days after written notice from the trustee or the holders of at least 25% principal amount of the notes then outstanding has been received by us to comply with any of our other agreements contained in the notes or indenture;

(7)
default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed (other than non-recourse debt of a subsidiary) in excess of $25 million in the aggregate of ours and/or any such subsidiary, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable, and such debt has not been discharged in full or such declaration rescinded or annulled within 60 days; or (ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such defaulted payment shall not have been made, waived or extended within 60 days;

(8)
a final judgment for the payment of $25 million or more (excluding any amounts covered by insurance) rendered against us or any of our subsidiaries, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; or

(9)
certain events of bankruptcy, insolvency or reorganization of the Company or any of our “significant subsidiaries” (as defined below) (the “bankruptcy provisions”).

A “significant subsidiary” is a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act; provided, that, in the case of a subsidiary that meets the criteria of clause (1)(iii) of the definition thereof but not clause (1)(i) or (1)(ii) thereof, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of such determination exceeds $25 million.
If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% principal amount of the outstanding notes, by notice to us and the trustee, may declare 100% of the principal of and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. However, upon an event of default arising out of the bankruptcy provisions (except solely with respect to one or more significant subsidiaries), the aggregate principal amount and accrued and unpaid interest will be due and payable immediately.
Notwithstanding the foregoing, the indenture provides that, to the extent we elect, the sole remedy for an event of default relating to our failure to comply with our obligations as set forth under “— Reports” below will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to (i) 0.25% per annum of the principal amount of the notes outstanding for each day during the first 185-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (ii) 0.50% per annum of the principal amount of the notes outstanding for each day during the 180-day period on which such event of default is continuing beginning on, and including, the 186th day on which such event of default is continuing.
In no event will the rate of any such additional interest payable under this section “— Events of default,” when taken together with that of additional interest payable as described below under “— No registration rights; additional interest,” exceed a total rate of 0.50% per annum on any note, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.
If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 366th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 366th day), the notes will be subject to acceleration as provided above (and, for the avoidance of doubt, such additional interest will cease to accrue). The provisions of the indenture described in this and the preceding paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph and the preceding paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above. In no event shall additional interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in the immediately preceding paragraph, regardless of the number of events or circumstances giving rise to requirements to pay such additional interest. With regard to any event of default relating to our failure to comply with our obligations as set forth under “— Reports” below, no additional interest shall accrue after such event of default has been cured.
In order to elect to pay the additional interest as the sole remedy during the first 365 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding two paragraphs, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 365-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.
The holders of a majority principal amount of the outstanding notes may waive all past defaults (except with respect to non-payment of principal or interest or the failure to deliver amounts due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default (other than the non-payment of the principal of and interest on the notes or the failure to deliver amounts due upon conversion that have become due solely by such declaration of acceleration) have been cured or waived.
If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity and/or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due or to receive the consideration due to it upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:
(1)
such holder has previously given the trustee notice that an event of default is continuing;

(2)
holders of at least 25% principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)
such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)
the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the holders of a majority principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60 day period.

Subject to certain restrictions, the holders of a majority principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs under the same circumstances. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability (provided, however, that the trustee shall not have an affirmative duty to determine whether any such direction is prejudicial to any other holder). Prior to taking any action under the indenture, the trustee will be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
The indenture provides that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must send to each holder notice of the default within 90 days after the trustee obtains actual knowledge thereof. However, except in the case of a default in the payment of principal of or interest on any note or conversion default, the trustee may withhold notice if and so long as a responsible officer of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute a default, the status of those events and what action we are taking or propose to take in respect thereof.
Payments of any redemption price, fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.
Modification and amendment
Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority principal amount of the notes then outstanding, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:
(1)
reduce the amount of notes whose holders must consent to an amendment;

(2)
reduce the rate, or extend the stated time for payment, of interest (other than additional interest described above under “— Events of default”) on any note;

(3)
reduce the principal, or extend the stated maturity, of any note;

(4)
make any change that adversely affects the conversion rights of any notes;

(5)
reduce any redemption price or fundamental change repurchase price of any note or amend or modify, in any manner adverse to the holders of notes, our right to redeem the notes or our obligation to repurchase the notes in connection with a fundamental change, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)
change the place or currency of payment of principal or interest in respect of any note;

(7)
impair the right of any holder to bring suit for the enforcement of any payment of principal of and interest on, or the conversion consideration due upon conversion of, or any other payment on or with respect to, such holder’s notes on or after the due dates therefor;

(8)
adversely affect the ranking of the notes as our senior unsecured indebtedness; or

(9)
make any change in the amendment provisions which require each holder’s consent or in the waiver provisions if such change adversely affects the rights of holders of the notes.

Notwithstanding anything to the contrary above, without the consent of any holder, we and the trustee may amend the indenture and/or the notes to:
(1)
cure any ambiguity, omission, defect or inconsistency;

(2)
provide for the assumption by a successor corporation of our obligations under the indenture;

(3)
add guarantees with respect to the notes;

(4)
secure the notes;

(5)
issue additional notes as described under “— General”;

(6)
add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(7)
to give effect to the provisions described under “— Conversion rights — Recapitalizations, reclassifications and changes of our common stock” in connection with a common stock change event;

(8)
make any change that does not adversely affect in any material respect the rights of any holder of the notes (other than any holder that consents to such change);

(9)
comply with any requirement of the SEC in connection with any qualification of the indenture under the Trust Indenture Act then in effect;

(10)
evidence or provide for the acceptance of the appointment of a successor trustee;

(11)
irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that (1) no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “— Conversion rights — Settlement upon conversion — Settlement method”; and (2) such irrevocable election or elimination can in no event result in a specified dollar amount of less than $1,000 per $1,000 principal amount of notes applying to the conversion of any note; or

(12)
conform the provisions of the indenture to the “Description of Notes” section in the preliminary offering memorandum, dated June 6, 2022, for the offering of the initial notes, as supplemented by the pricing term sheet, dated June 6, 2022, related to the offering of the initial notes.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
After an amendment under the indenture becomes effective, we are required to send to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Satisfaction and discharge
We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity or any redemption date or fundamental change repurchase date, or upon conversion or otherwise, cash and/or (in the case of conversion) shares of our common stock (or, if applicable, reference property) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in respect of notes
We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices and daily VWAPs of our common stock, the daily conversion value, the daily cash amount, the daily share amount, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder.
Trustee
Wilmington Trust, National Association is the trustee, registrar, paying agent and conversion agent.
Form, denomination and registration
The notes will be issued:
•
in fully registered form;

•
without interest coupons; and

•
in denominations of $1,000 principal amount and multiples of $1,000.

Reports
The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us (with a copy to the trustee) within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any similar or successor provision). Documents filed by us with the SEC via the EDGAR system (or any successor thereto or replacement system thereof) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or such successor or replacement).
Rule 144A Information
At any time when we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will, so long as any of the notes or shares of our common stock issuable upon conversion of the notes, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, furnish to holders, beneficial owners and prospective purchasers of the notes or shares of common stock issuable upon conversion of the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such notes or shares pursuant to Rule 144A under the Securities Act. We will take such further action as any holder or beneficial owner of such notes or shares may reasonably request to the extent from time to time required to enable such holders or beneficial owners to sell such notes or shares in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
No registration rights; additional interest
If, at any time during the six-month period beginning on, and including, the date that is six months after the “last original issuance date” (as defined below) of any note, we fail to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), then we will pay additional interest on such note at a rate equal to 0.25% per annum of the aggregate principal amount of such note that is then outstanding for each day during such six-month period for which such failure to file has occurred and is continuing.

Furthermore, if, at any time on or after the “de-legending deadline date” (as defined below) for any note:
•
the certificate representing such note bears a restricted note legend referring to transfer restrictions under the Securities Act;

•
such note is identified by restricted CUSIP number; or

•
such note is not otherwise freely tradable pursuant to Rule 144 under the Securities Act (“Rule 144”) without restrictions by a holder that is not, and has not been at any time during the preceding three months, an affiliate of ours (as a result of restrictions pursuant to U.S. securities laws or the terms of the indenture or the notes),

(each a “restricted event”), then we will pay additional interest on such note for each day on or after such de-legending deadline date and on which such restricted event is continuing at an annual rate equal to 0.50% of the aggregate principal amount of such note. Additional interest payable under the provision of the indenture described in this section will be in addition to any additional interest under the provision described under “— Events of default” above, except to the extent described in the following paragraph.
Additional interest payable as a result of this section will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the notes. However, in no event will any additional interest payable pursuant to the provisions described under this “— No registration rights; additional interest” section, when taken together with any additional interest payable pursuant to the provisions described above under the caption “— Events of default,” accrue on any note at a combined rate that exceeds 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.
“Last original issue date” means, with respect to the notes we are offering pursuant to this prospectus supplement, and any notes issued in exchange therefor or in substitution thereof, June 21, 2022, which is the last original issue date of the initial notes. If we issue any additional notes after the completion of this offering, then those notes may have a different last original issue date.
“De-legending deadline date” means, with respect to any note, the 15th day after the “free trade date” (as defined below) of such note; provided, however, that if such 15th day is after a regular record date and on or before the next interest payment date, then the de-legending deadline date for such note will instead be the fifth business day immediately after such interest payment date.
“Free trade date” means, with respect to any note, the date that is one year after the last original issue date of such note.
We cannot assure you that we will be able to cause the notes to be freely tradable as described above.
We will not, and will not permit any of our controlled “affiliates” (as defined in Rule 144) to, resell any notes that have been reacquired by us or any of them. We will cause any notes repurchased by us (other than notes repurchased pursuant to cash-settled swaps or other cash-settled derivatives) to be surrendered to the trustee for cancellation upon our direction. The notes will initially be issued with an unrestricted CUSIP number.
Global notes, book-entry form
The notes will be evidenced by one or more global notes. We will deposit the global note or notes with the trustee, as custodian for DTC, and register the global notes in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as “participants.”
Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. The laws of some states require that some persons take physical delivery of securities in definitive form in order to engage in certain transactions. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.
Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, whom we refer to as “indirect participants.” So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:
•
not be entitled to have certificates registered in their names;

•
not receive physical delivery of certificates in definitive registered form; and

•
not be considered holders of the global note.

We will pay interest on, and the redemption price and fundamental change repurchase price, if any, with respect to a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date, redemption date or fundamental change repurchase date, as the case may be. Neither we, the conversion agent, the trustee nor any paying agent will be responsible or liable for:
•
the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•
maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We have been informed that DTC’s practice is to credit participants’ accounts upon receipt of funds on a payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC. Payments by a participant to owners of beneficial interests in the principal amount represented by a global note held through such participant will be the responsibility of such participant, as is now the case with securities held for the accounts of customers registered in “street name.”
Because DTC can only act on behalf of participants, who, in turn, act on behalf of indirect participants and beneficial owners, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.
Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the related global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.
DTC has advised us that it is:
•
a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC (i) notifies us that it is at any time unwilling or unable to continue as depositary or (ii) ceases to be registered as a clearing agency under the Exchange Act of 1934, as amended, or the Exchange Act, and, in either case, a successor depositary is not appointed by us within 90 days, we will issue notes in certificated form in exchange for global notes. In addition, the owner of a beneficial interest in a global note will be entitled to receive a note in certificated form in exchange for such interest if an event of default has occurred and is continuing. We may also exchange beneficial interests in a global note for one or more certificated securities registered in the name of the owner of the beneficial interest if we and the owner of such beneficial interest agree to such exchange.
No personal liability of directors, officers, employees or stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing law
The notes will be, and the indenture is governed by, and construed under, the laws of the State of New York.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The discussion under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus has been superseded and replaced by the discussion in Exhibit 99.1 to the August 2025 Form 8-K. The August 2025 Form 8-K is incorporated by reference in this prospectus supplement and the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in this prospectus supplement. See “Incorporation of Certain Information By Reference.” Prospective investors should carefully review the discussion appearing in Exhibit 99.1 to the August 2025 Form 8-K, as well as the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, before acquiring any notes pursuant to this prospectus supplement and the accompanying prospectus. The discussion below is an amendment and supplement to, and is intended to be read together with, Exhibit 99.1 to the August 2025 Form 8-K.
The following discussion supersedes and replaces, solely insofar as it relates to the notes offered hereby and the shares of our common stock into which such notes may be converted, the discussion under the heading “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities” in Exhibit 99.1 to the August  2025 Form 8-K.
Federal Income Tax Considerations for Holders of the Notes and Our Common Stock
The following discussion is a summary of certain material U.S. federal income tax consequences to you of the ownership, conversion and disposition of the notes and the ownership and disposition of shares of our common stock into which the notes may be converted. This discussion is limited to holders who hold the notes and our common stock into which the notes may be converted as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes in the offering hereby at the offer price indicated on the cover page. This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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persons holding the notes or our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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REITs or regulated investment companies;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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tax-qualified retirement plans;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes or our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

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persons deemed to sell the notes or our common stock under the constructive sale provisions of the Code;

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holders of 2025 Notes that are repurchased with the proceeds of this offering; and

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persons who hold or receive the notes or our common stock as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP, CONVERSION AND DISPOSITION OF THE NOTES AND THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK INTO WHICH THE NOTES MAY BE CONVERTED ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the notes or our common stock that, for U.S. federal income tax purposes, is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of the notes or our common stock that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds the notes or our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes or our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of U.S. Holders of the Notes
Qualified Reopening
For U.S. federal income tax purposes, we expect and the following discussion assumes that the notes offered hereby will be treated as issued in a “qualified reopening” of the initial notes. This determination relies on the trading prices of the initial notes and is an inherently factual analysis and not free from doubt. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the notes offered hereby will have the same issue date and the same issue price as the initial notes for U.S. federal income tax purposes.
Pre-Acquisition Accrued Interest
A portion of the price paid for a note offered hereby will be allocable to interest that “accrued” prior to the date the note is purchased (“pre-acquisition accrued interest”). We intend to take the position that, to the extent a portion of a U.S. Holder’s purchase price is allocable to pre-acquisition accrued interest, a portion of the first stated interest payment equal to the amount of such pre-acquisition accrued interest will be treated as a return of such pre-acquisition accrued interest to the U.S. Holder. Amounts treated as a return of pre-acquisition accrued interest should not be taxable when received.
Payments of Interest
Subject to the discussions herein relating to amortizable bond premium and pre-acquisition accrued interest, interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.
Amortizable Bond Premium
If a U.S. Holder purchases a note offered hereby for an amount (excluding any portion thereof allocable to pre-acquisition accrued interest and reduced by an amount equal to the value of the conversion option) that exceeds the note’s principal amount, the U.S. Holder will be considered to have purchased the note with “amortizable bond premium” in an amount equal to the excess. Generally, a U.S. Holder may elect to amortize the premium as an offset to interest, using a constant-yield method, over the remaining term of the notes. Under the Treasury Regulations, a U.S. Holder may offset the stated interest income allocable to an accrual period with the bond premium allocable to the accrual period. If the bond premium allocable to an accrual period exceeds the stated interest income allocable to the accrual period, the excess is treated as a bond premium deduction. However, the amount treated as a bond premium deduction is limited to the amount by which such U.S. Holder’s total interest inclusions on the notes in prior accrual periods exceed the total amount treated by such holder as a bond premium deduction in prior accrual periods. If any of the excess bond premium is not deductible, that amount is carried forward to the next accrual period. If a U.S. Holder elects to amortize bond premium, the U.S. Holder must reduce its adjusted tax basis in the notes by the amount of the bond premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS.
Market Discount
A U.S. Holder will be treated as having purchased a note with market discount to the extent the adjusted issue price of the note as of the acquisition date (which will be determined by reference to the issue price of the initial notes) exceeds the purchase price of the note (excluding any amount treated as paid for pre-acquisition accrued interest), unless such excess is less than 0.25% of the principal amount of the note multiplied by the number of complete  years remaining until the note’s maturity date. A U.S. Holder that acquires a note with market discount will be required to treat any gain recognized on the disposition (including certain non-taxable dispositions) of the note as ordinary income (rather than capital gain) to the extent of any accrued market discount, unless the U.S. Holder has elected to include market discount in income as it accrues as discussed below. A U.S. Holder that does not elect to include market discount in income currently may be required to defer, until the maturity of the note or the earlier disposition (including certain non-taxable dispositions) of the note, the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.
If a U.S. Holder elects to accrue market discount currently, the holder’s adjusted tax basis in a note will be increased by the amount of any accrued market discount included in income with respect to such note. The election to include market discount in income currently, once made, will also apply to all market discount obligations acquired by such holder in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.
Market discount will accrue ratably during the period from the date of acquisition to the maturity date of a note unless a U.S. Holder makes an election to accrue on a constant yield method. This election applies only to the note with respect to which it is made and is irrevocable. U.S. Holders are urged to consult their tax advisors about the application of the market discount rules to their particular situations.
Additional Payments
In certain circumstances, we may be obligated to make payments of additional interest on the notes. We intend to take the position that these contingencies should not cause the notes to be treated as contingent payment debt instruments under the applicable Treasury Regulations. Assuming such position is respected by the IRS, a U.S. Holder would be required to include in income the amount of any such additional payments at the time such payments are received or accrued in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes and, upon a conversion or sale or other disposition of the notes, a portion of the proceeds may be deemed to be attributable to additional interest. Our position is binding on a U.S. Holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. Our position that the notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS successfully challenged our position, and the notes were treated as contingent payment debt instruments, a U.S. Holder would be required to accrue interest income, regardless of the U.S. Holder’s method of tax accounting, and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note (including all gain realized upon conversion, even if the U.S. Holder receives shares of common stock). This discussion assumes that the notes will not be considered contingent payment debt instruments and that additional interest will not become payable. U.S. Holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.
Sale, Exchange, Redemption or Other Taxable Disposition
Except as provided below under “— Conversion of Notes,” a U.S. Holder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note. The amount of such gain or loss will generally be equal to the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which, except to the extent attributable to pre-acquisition accrued interest, will be taxable as interest to the extent not previously included in income) and such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. Holder paid for the note, excluding an amount allocable to any pre-acquisition accrued interest, plus the amount, if any, included in income by the U.S. Holder on an adjustment to the conversion rate of the note, as described in “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of the Notes and Our Common Stock — Taxation of U.S. Holders of the Notes — Constructive Distributions” below, plus any market discount included in income, reduced by amortized bond premium. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Conversion of Notes
If a U.S. Holder presents a note for conversion, it may receive solely cash or a combination of cash and common stock in exchange for the note, depending upon our chosen settlement method.
If a U.S. Holder receives solely cash in exchange for a note upon conversion, the U.S. Holder’s gain or loss will be determined in the same manner as if the U.S. Holder disposed of the note in a taxable disposition (as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition”).
As described below, the tax treatment of a conversion of a note into a combination of cash and common stock is uncertain and subject to different possible characterizations, and U.S. Holders should consult their tax advisors regarding the consequences of such a conversion.
Treatment as a Recapitalization.   If a combination of cash and common stock is received by a U.S. Holder upon conversion of a note, we intend to take the position that the notes are securities for U.S. federal income tax purposes and to treat the conversion as a recapitalization. In such case, gain, but not loss, would be recognized by the U.S. Holder equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) over the U.S. Holder’s adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest). A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. Holder paid for the note, excluding an amount allocable to any pre-acquisition accrued interest, plus the amount, if any, included in income by the U.S. Holder on an adjustment to the conversion rate of the note, as described in “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of the Notes and Our Common Stock — Taxation of U.S. Holders of the Notes — Constructive

Distributions” below, plus any market discount included in income, reduced by any amortized bond premium. Any gain or loss recognized by a U.S. Holder on conversion of a note generally would be capital gain or loss and generally would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year. The tax basis of our common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. Holder, but excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) would equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized on any cash received with respect to a fractional share). A U.S. Holder’s holding period for common stock would include the period during which the U.S. Holder held the note.
The amount of gain or loss a U.S. Holder will recognize on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash the U.S. Holder receives in respect of the fractional share and the portion of the U.S. Holder’s adjusted tax basis in the note that is allocable to the fractional share. Any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.
Alternative Treatment as Part Conversion and Part Redemption.   If the conversion of a note into cash and common stock were not treated as a recapitalization as discussed above, the cash payment received may be treated as proceeds from the redemption of a portion of the note and taxed in the manner described above under “— Sale, Exchange, Redemption or Other Taxable Disposition,” in which case our common stock received on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. Holder, except to the extent of any common stock received with respect to accrued but unpaid interest. In that case, the U.S. Holder’s adjusted tax basis in the note would generally be allocated pro rata among our common stock received and the portion of the note that is treated as sold for cash based on the fair market value of such common stock and the cash received. The holding period for our common stock received in the conversion would include the holding period for the note, except that the holding period for any common stock received with respect to accrued but unpaid interest would commence on the day after receipt.
Constructive Distributions
The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. Holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not result in a deemed distribution to a U.S. Holder.
Certain of the conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. Holder of notes will be deemed to have received a distribution even though the U.S. Holder has not received any cash or property as a result of such conversion rate adjustment. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may, in some circumstances, be treated as a deemed distribution. Any deemed distribution will be taxable as a dividend, return of capital or capital gain as described below under “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of the Notes and Our Common Stock — Taxation of Taxable U.S. Holders of Our Common Stock — Distributions Generally.”
However, it is unclear whether a constructive dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long-term capital gains rates, although so long as we qualify as a REIT, distributions, including a constructive dividend, generally will not be eligible for these preferential rates, as described below under “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of the Notes and Our Common Stock — Taxation of Taxable U.S. Holders

of Our Common Stock — Distributions Generally.” Generally, a U.S. Holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. Holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the notes.
We are currently required to report the amount of any deemed distributions on our website or to the IRS and holders of notes not exempt from information reporting. The IRS has issued proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i)  the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of an investor and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from information reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.
Possible Effect of a Change in Conversion Consideration After a Change in Control
In certain situations, the notes may become convertible or exchangeable into shares of an acquirer or other consideration. Depending on the circumstances, such an event could result in a deemed taxable exchange of the notes for U.S. federal income tax purposes, and the modified notes could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. Furthermore, depending on the circumstances, subsequent to any such event, the U.S. federal income tax consequences of the exchange or conversion of the notes as well as the ownership of the notes and the shares of our common stock may be different from the U.S. federal income tax consequences addressed in this discussion. A U.S. Holder should consult its tax advisor regarding the U.S. federal income tax consequences of such an event.
Taxation of Non-U.S. Holders of the Notes
Payments of Interest
Interest paid on a note to a Non-U.S. Holder (including any pre-acquisition accrued interest) that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax, provided that:
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the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

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the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

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either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2)  a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on the note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Non-U.S. Holders should consult their tax advisors regarding the possibility of claiming a refund with respect to any withholding imposed on the portion of the first interest payment allocable to pre-acquisition accrued interest.
Conversion, Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the conversion, sale, exchange, redemption, retirement or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Taxation of Non-U.S. Holders of the Notes — Payments of Interest”) unless:
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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

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the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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the rules of the Foreign Investment in Real Property Tax Act (“FIRPTA”) treat the notes as “United States real property interests” (“USRPIs”) by reason of our status as a “United States real property holding corporation” (“USRPHC”).

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the conversion, sale, exchange, redemption, retirement or other taxable disposition of a note, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we do not believe that we are currently, or that we will become, a USRPHC for U.S. federal income tax purposes. Because the determination of whether a corporation is a USRPHC depends on the fair market value of the corporation’s USRPIs relative to the fair market value of its other trade or business assets and its foreign real property interests, it is possible we may become a USRPHC in the future. Even if we are a USRPHC, the notes will not constitute USRPIs so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain ownership rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” ownership by non-United States persons generally will be determined by looking through certain pass-through entities and U.S. corporations, including non-public REITs and certain non-public foreign-controlled domestic C corporations, and treating a public qualified investment entity as a non-United States person unless such entity is a “domestically controlled qualified investment entity.” Notwithstanding the foregoing ownership rules, a person who at all applicable times holds less than 5% of a class of a REIT’s stock that is “regularly traded” on an established securities market in the United States is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person or is a foreign-controlled person. Although we believe that we are a “domestically controlled qualified investment entity,” because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot make any assurance that we will remain a “domestically controlled qualified investment entity.”
Even if we were a USRPHC and do not qualify as a “domestically controlled qualified investment entity,” gain arising from the conversion, sale, exchange or other taxable disposition by a Non-U.S. Holder of notes will not be subject to tax under FIRPTA (1) if our common stock is regularly traded on an established securities market, and (2) (A) if the notes are not regularly traded (within the meaning of applicable Treasury Regulations), the Non-U.S. Holder owned, actually or constructively, notes (and in certain cases other direct or indirect interests in our common stock) the total fair market value of which on the date they were acquired (and at certain other times described in applicable Treasury regulations) was 10% or less of the fair market value of our common stock, or (B) if the notes are regularly traded (within the meaning of applicable Treasury regulations), the Non-U.S. Holder owned, actually or constructively, 10% or less of the total fair market value of the notes throughout the shorter of the five-year period ending on the date of the conversion, sale, exchange or other disposition and the Non-U.S. Holder’s holding period for the notes. Our common stock is, and, although no assurance can be provided, we anticipate our common stock will continue to be, regularly traded on an established securities market.
Certain Non-U.S. Holders, including certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds,” are exempt from FIRPTA.
Non-U.S. Holders should consult their tax advisors regarding the consequences to them of a conversion, sale, exchange, redemption, retirement or other taxable disposition of a note, including under any applicable income tax treaties that may provide for different rules from those described above.
Constructive Distributions
A Non-U.S. Holder of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock as a result of adjustments (or failures to make adjustments) to the conversion rate of such instruments, as described above under “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of the Notes and Our Common Stock — Taxation of U.S. Holders of the Notes — Constructive Distributions.” If such adjustments are made, a Non-U.S. Holder will be deemed to have received constructive distributions taxable in the manner described below under “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of the Notes and Our Common Stock — Taxation of Non-U.S. Holders of Our Common Stock — Distributions Generally” even though such holder has not received any cash or property as a result of such adjustments. Such deemed distribution may be subject to U.S. federal withholding tax or backup withholding. Because a deemed distribution would not give rise to any cash from which any applicable withholding could be satisfied, if we pay withholding taxes on behalf of a holder we may, at our option, set off any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock).
Taxation of Taxable U.S. Holders of Our Common Stock
Distributions Generally
Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. Holders as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations or, except to the extent described in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. Holders, including individuals. For purposes of determining whether distributions to holders of our common stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. Holder to the extent of the U.S. Holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. Holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. Holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. Holders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. Holders that receive taxable stock distributions, including distributions partially payable in our common stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our common stock generally is equal to the amount of cash that could have been received instead of our common stock. Depending on the circumstances of a U.S. Holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. Holder would have to pay the tax using cash from other sources. If a U.S. Holder sells our common stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. Holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. Holder that receives our common stock pursuant to such distribution generally has a tax basis in such common stock equal to the amount of cash that could have been received instead of such common stock as described above, and has a holding period in such common stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends
Dividends that we properly designate as capital gain dividends will generally be taxable to our taxable U.S. Holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year, and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. Holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in the long-term capital gains of our stockholders, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains
We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. Holder generally would:
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include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•
be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. Holder’s income as long-term capital gain;

•
receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted tax basis of our common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations
Distributions we make and gain arising from the sale or exchange of our common stock by a U.S. Holder will not be treated as passive activity income. As a result, U.S. Holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. Holder generally may elect to treat capital gain dividends, capital gains from the disposition of our common stock and income designated as qualified dividend income, as described in “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Common Stock
If a U.S. Holder sells or disposes of shares of our common stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. Holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be a long-term capital gain or loss if the U.S. Holder has held such common stock for more than one year. However, if a U.S. Holder recognizes a loss upon the sale or other disposition of our common stock that it has held for six  months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. Holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.
Tax Rates
The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. Holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. Holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Common Stock
Dividend income from us and gain arising upon a sale of shares of our common stock generally should not be unrelated business taxable income (“UBTI”) to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code or if we hold an asset that gives rise to “excess inclusion income.” See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Excess Inclusion Income.” Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our common stock will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our capital stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to the holders of our common stock. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Common Stock
The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our common stock received upon conversion of the notes by Non-U.S. Holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other U.S. federal, state, local or non-U.S. tax consequences that may be relevant to a Non-U.S. Holder in light of its particular circumstances. We urge Non-U.S. Holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the ownership and disposition of shares of our common stock received upon conversion of the notes, including any reporting requirements.
Distributions Generally
Distributions (including any taxable stock distributions and any deemed distributions resulting from certain adjustments, or failures to make adjustments, to the conversion rate of the notes, as described above under “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of the Notes and Our Common Stock — Taxation of Non-U.S. Holders of the Notes — Constructive Distributions”) that are neither attributable to gains from sales or exchanges by us of USRPIs nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. In addition, any portion of the dividends paid to Non-U.S. Holders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Excess Inclusion Income.” Certain certification and disclosure requirements must be satisfied for a Non-U.S. Holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business (through a U.S. permanent establishment, where applicable) generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. Holders are subject to U.S. federal income tax. Any such dividends received by a Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a Non-U.S. Holder unless:
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a lower treaty rate applies and the Non-U.S. Holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

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the Non-U.S. Holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the Non-U.S. Holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s shares of our common stock, but rather will reduce the adjusted tax basis of such shares. To the extent that such distributions exceed the Non-U.S. Holder’s adjusted tax basis in such shares, they will generally give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain Non-U.S. Holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests
Distributions to a Non-U.S. Holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
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the investment in our common stock is treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

•
the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% on the Non-U.S. Holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to FIRPTA, distributions to a Non-U.S. Holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the Non-U.S. Holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. Holders generally would be taxed at the regular rates applicable to U.S. Holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to Non-U.S. Holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. The amount withheld is creditable against the Non-U.S. Holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the Non-U.S. Holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements, or qualified shareholders, are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains
Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our common stock should be treated with respect to Non-U.S. Holders as actual distributions of capital gain dividends. Under this approach, the Non-U.S. Holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax that we paid exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, Non-U.S. Holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Common Stock
Gain realized by a Non-U.S. Holder upon the sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a USRPHC will constitute a USRPI unless certain exceptions apply. We do not believe we are currently, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.
Even if we were a USRPHC, our common stock will not constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” See “Material U.S. Federal Income Tax Considerations — Taxation of the Non-U.S. Holders of the Notes — Conversion, Sale or Other Taxable Disposition.” Although we believe that we are a “domestically controlled qualified investment entity,”

because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot make any assurance that we will remain a “domestically controlled qualified investment entity.”
Even if we were a USRPHC and we do not qualify as a “domestically controlled qualified investment entity” at the time a Non-U.S. Holder sells our common stock, gain realized from the sale or other taxable disposition by a Non-U.S. Holder of such common stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)
our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as the New York Stock Exchange, and

(2)
such Non-U.S. Holder owned, actually and constructively, 10% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

In addition, dispositions of our common stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our common stock by certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our common stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Holder if either (a) the investment in our common stock is treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the Non-U.S. Holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our common stock, a Non-U.S. Holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the Non-U.S. Holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of our common stock during the sixty one-day period beginning with the first day of the 30-day period described in clause (1), unless our common stock is “regularly traded” and the Non-U.S. Holder did not own more than 10% of our common stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA and if shares of our common stock were not “regularly traded” on an established securities market, the purchaser of such common stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Information Reporting and Backup Withholding
U.S. Holders
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on the notes or our common stock or proceeds from the conversion, sale or other taxable disposition of the notes or our common stock (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:
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the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

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the holder furnishes an incorrect taxpayer identification number;

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the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

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the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders
Payments of dividends or constructive dividends on our common stock or interest on the notes generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions (including any constructive dividends) on our common stock or interest on the notes paid to the Non-U.S. Holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of the notes (including a retirement or redemption of a note) or common stock into which the notes may be converted within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of the notes or our common stock into which the notes may be converted conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on notes and capital gains from the sale or other disposition of stock or notes, subject to certain limitations. U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of the notes or our common stock into which the notes may be converted.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed interest on the notes, dividends and constructive dividends on our common stock, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of the notes or our common stock into which the notes may be converted, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on the notes and dividends and constructive dividends on our common stock into which the notes may be converted. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of the notes or our common stock in which the notes may be converted on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes or our common stock into which the notes may be converted.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisors regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in the notes or our common stock into which the notes may be converted.

RESTRICTIONS ON OWNERSHIP AND TRANSFER AND REPURCHASE OF SHARES
In order that we may meet the requirements for qualification as a REIT at all times, among other purposes, our charter prohibits any person from acquiring or holding beneficial ownership of shares of the common stock or preferred stock, or collectively, capital stock, in excess of 9.8%, in number of shares or value, of the outstanding shares of the related class of capital stock. For this purpose, the term “beneficial ownership” means beneficial ownership, as determined under Rule 13d-3 under the Exchange Act, of capital stock by a person, either directly or constructively, including through application of the constructive ownership provisions of Section 544 of the Code, and related provisions.
Under the constructive ownership rules of Section 544 of the Code, a holder of a warrant generally will be treated as owning the number of shares of capital stock into which such warrant may be converted. In addition, the constructive ownership rules generally attribute ownership of securities owned by a corporation, partnership, estate, or trust proportionately to its stockholders, partners, or beneficiaries, respectively. The rules may also attribute ownership of securities owned by family members to other members of the same family and may treat an option to purchase securities as actual ownership of the underlying securities by the optionholder. The rules further provide when securities constructively owned by a person will be considered to be actually owned for the further application of such attribution provisions. To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owning not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who directly owns less than 9.8% of our shares outstanding may nevertheless be in violation of the 9.8% ownership limit.
Any acquisition or transfer of shares of capital stock or warrants that would cause us to be disqualified as a REIT or that would create a direct or constructive ownership of shares of capital stock in excess of the 9.8% ownership limit, or result in the shares of capital stock being beneficially owned, within the meaning of Section 856(a) of the Code, by fewer than 100 persons, determined without any reference to any rules of attribution, or result in us being closely held within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to those shares or warrants. These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.
If any purported transfer of shares of capital stock or warrants results in a purported transferee owning, directly or constructively, shares in excess of the 9.8% ownership limit due to the unenforceability of the transfer restrictions described above, the amount of shares causing the purported transferee to violate the 9.8% ownership limit will constitute excess securities. Excess securities will be transferred by operation of law to us as trustee for the exclusive benefit of the person or persons to whom the excess securities are ultimately transferred, until such time as the purported transferee retransfers the excess securities. While the excess securities are held in trust, a holder of such securities will not be entitled to vote or to share in any dividends or other distributions with respect to such securities and will not be entitled to exercise or convert such securities into shares of capital stock. Excess securities may be transferred by the purported transferee to any person (if such transfer would not result in excess securities) at a price not to exceed the price paid by the purported transferee (or, if no consideration was paid by the purported transferee, the Market Price (as defined in our charter) of the excess securities on the date of the purported transfer), at which point the excess securities will automatically be exchanged for the stock or warrants, as the case may be, to which the excess securities are attributable. If a purported transferee receives a higher price for designating an ultimate transferee, such purported transferee shall pay, or cause the ultimate transferee to pay, such excess to us. In addition, such excess securities held in trust are subject to purchase by us at a purchase price equal to the lesser of (a) the price per share or per warrant, as the case may be, in the transaction that created such excess securities (or, in the case of a devise or gift, the Market Price at the time of such devise or gift), reduced by the amount of any distributions received in violation of the charter that have not been repaid to us, and (b) the Market Price on the date we elect to purchase the excess securities, reduced by the amount of any distributions received in violation of the charter that have not been repaid to us.
Upon a purported transfer of excess securities, the purported transferee shall cease to be entitled to distributions, voting rights, and other benefits with respect to the shares of capital stock or warrants except the right to payment of the purchase price for the shares of capital stock or warrants on the retransfer of securities as provided above. Any dividend or distribution paid to a purported transferee on excess securities prior to our discovery that shares of capital stock have been transferred in violation of our charter shall be repaid to us upon demand. If these transfer restrictions are determined to be void, invalid, or unenforceable by a court of competent jurisdiction, then the purported transferee of any excess securities may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess securities and to hold the excess securities on our behalf.
All certificates representing shares of capital stock and warrants will bear a legend referring to the restrictions described above.
Any person who acquires shares or warrants in violation of our charter, or any person who is a purported transferee such that excess securities result, must immediately give written notice or, in the event of a proposed or attempted transfer that would be void as set forth above, give at least 15 days prior written notice to us of such event and shall provide us such other information as we may request in order to determine the effect, if any, of the transfer on our status as a REIT. In addition, as required under the REIT provisions of the Code, every record owner of more than 5.0%, during any period in which the number of record stockholders is 2,000, or 1.0%, during any period in which the number of record stockholders is greater than 200 but less than 2,000, or 1∕2%, during any period in which the number of record stockholders is 200 or less, of the number or value of our outstanding shares will receive a questionnaire from us by January 30 requesting information as to how the shares are held. In addition, our charter requires that such stockholders must provide written notice to us by 30 days after January 1 stating the name and address of the record stockholder, the number of shares beneficially owned and a description of how the shares are held. In practice, we have generally permitted our stockholders to comply with the foregoing charter requirement by responding to our annual REIT questionnaire. Further, each stockholder upon demand is required to disclose to us in writing such information with respect to the direct and constructive ownership of shares and warrants as our board of directors deems reasonably necessary to comply with the REIT provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.
Our board of directors may increase or decrease the 9.8% ownership limit. In addition, to the extent consistent with the REIT provisions of the Code, our board of directors may, pursuant to our charter, waive the 9.8% ownership limit for a purchaser of our stock. As a condition to such waiver the intended transferee must give written notice to our board of directors of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the ownership limit. Our board of directors may also take such other action as it deems necessary or advisable to protect our status as a REIT. Pursuant to our charter, our board of directors has, from time to time, waived the ownership limit for certain of our stockholders.
The provisions described above may inhibit market activity and the resulting opportunity for the holders of our capital stock and warrants to receive a premium for their shares or warrants that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of our capital stock.

PLAN OF DISTRIBUTION
We are offering $50,000,000 aggregate principal amount of the notes in a registered direct placement (without a placement agent, underwriter, broker or dealer) to one or more purchasers at a cash price of 99.13194444% of the principal amount of the notes, including accrued and unpaid interest from, and including, June 15, 2025 to, but excluding, August 25, 2025. We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about August 25, 2025. If settlement occurs after August 25, 2025, then the purchase price will be adjusted by adding accrued interest from, and including, August 25, 2025 to, but excluding, the date of settlement.
The existing notes are not listed or quoted, and we do not intend to apply to have the notes listed or quoted, on any securities exchange or automated dealer quotation system. Our common stock is listed on The New York Stock Exchange, or NYSE, under the symbol “RWT.”
We estimate that our offering expenses in connection with this offering will be approximately $350,000.

LEGAL MATTERS
Certain legal matters relating to the notes we are offering will be passed upon for us by Latham & Watkins LLP. Venable LLP will issue an opinion to us regarding certain matters of Maryland law, including the validity of our common stock.
EXPERTS
The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement have been audited by Grant Thornton LLP, independent registered public accountants, as stated to their reports incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION
Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits to the reports or other documents incorporated by reference in this prospectus supplement for a copy of such contract, agreement or other document. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s public filings are available to the public at the SEC’s website at www.sec.gov and on our website at www.redwoodtrust.com. The information contained on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (SEC File No. 001-13759):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 3, 2025;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, which were filed with the SEC on May 9, 2025 and August 8, 2025, respectively;

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our Current Reports on Form 8-K, filed with the SEC on January 17, 2025, January 29, 2025, March 4, 2025, May 23, 2025 and August 22, 2025;

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our Definitive Proxy Statement with respect to the 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2025;

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the description of our common stock contained in our Registration Statement on Form 8-A, which was filed with the SEC on January 7, 1998, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021, including any amendment or report filed with the SEC for the purpose of updating such description; and

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all documents filed by Redwood Trust, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and before the completion or termination of the offering covered by this prospectus supplement (but excluding any items, documents, or portions of items or documents that are deemed “furnished” and not filed with the SEC).

You may request a copy of these filings, at no cost, by contacting us at Redwood Trust, Inc., Attention: Investor Relations, at One Belvedere Place, Suite 300, Mill Valley, California 94941, telephone: (866) 269-4976.

PROSPECTUS
Redwood Trust, Inc.
Debt Securities
Common Stock
Preferred Stock
Warrants
Stockholder Rights
Units
We may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
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debt securities, which may consist of debentures, notes, or other types of debt;

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shares of our common stock;

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shares of our preferred stock;

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warrants to purchase shares of our common stock or preferred stock;

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rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing; and

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units consisting of two or more of the foregoing.

We refer to the debt securities, common stock, preferred stock, warrants, rights and units registered hereunder collectively as the “securities” in this prospectus. The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and will include, among other things, where applicable:
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in the case of debt securities, the specific title, aggregate principal amount, currency, form (which may be certificated or global), authorized denominations, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption at our option or repayment at the holder’s option, terms for sinking payments, terms for conversion into shares of our common stock or preferred stock, covenants, and any initial public offering price;

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in the case of preferred stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions, and terms and conditions of redemption and any initial public offering price;

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in the case of warrants or rights, the duration, offering price, exercise price, and detachability; and

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in the case of units, the constituent securities comprising the units, the offering price, and detachability.

In addition, the specific terms may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, to preserve the status of our company as a real estate investment trust, or REIT, for U.S. federal income tax purposes. The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.
The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers, or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “Plan of Distribution” and “About This Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.
Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “RWT”. On February 28, 2025, the last reported sale price of our common stock was $6.68 per share.
Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 3, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where offers and sales are permitted.
We have not authorized any dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying supplement to this prospectus. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus sets forth certain terms of the securities that we may offer.
Each time we offer securities, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the terms of the offering. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus.
It is important for you to read and consider all information contained in this prospectus and the applicable prospectus supplement, including the information incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in this prospectus.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or “Redwood” mean Redwood Trust, Inc. and our consolidated subsidiaries, except where it is made clear that the terms mean Redwood Trust, Inc. only. In statements regarding qualification as a REIT, such terms refer solely to Redwood Trust, Inc.
Our principal executive offices are located at One Belvedere Place, Suite 300, Mill Valley, California 94941; our telephone number is (415) 389-7373.

RISK FACTORS
You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, incorporated into this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus before you decide to purchase our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, opportunities, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in this prospectus and any accompanying prospectus supplement under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are summarized below and described from time to time in reports we file with the SEC, including under the heading “Risk Factors” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Important factors, among others, that may affect our actual results include: general economic trends and the performance of the housing, real estate, mortgage finance, and broader financial markets; changing benchmark interest rates, and the Federal Reserve’s actions and statements regarding monetary policy; federal, state, and local legislative and regulatory developments and the actions of governmental authorities and entities; the impact of public health issues such as the COVID-19 pandemic; our ability to compete successfully; our ability to adapt our business model and strategies to changing circumstances; our use of financial leverage and strategic business and capital deployment decisions we make; our exposure to a breach of our cybersecurity or data security; our exposure to credit risk and the timing of credit losses within our portfolio; the concentration of the credit risks we are exposed to, including due to the structure of assets we hold and the geographical concentration of real estate underlying assets we own, and our exposure to environmental and climate-related risks; the efficacy and expense efforts to manage or hedge credit or interest rate risk, and other financial and operational risks; changes in credit ratings on assets we own and changes in the rating agencies’ credit rating methodologies; changes in interest rates or mortgage prepayment rates; investment and reinvestment risk; asset performance, interest rate volatility, changes in credit spreads, and changes in liquidity in the market for real estate securities and loans; our ability to finance the acquisition of real estate-related assets with short-term debt; the ability of counterparties to satisfy their obligations to us; entering into new lines of business, acquiring other companies, or engaging in other new strategic initiatives; changes in the demand from investors for residential consumer and residential investor mortgages and investments, and our ability to distribute residential consumer and residential investor mortgages through our whole-loan distribution channels; our involvement in loan and HEI origination and securitization transactions, the profitability of those transactions, and the risks we are exposed to in engaging in loan origination or securitization transactions; foreclosure activity, which may expose us to risks associated with real estate ownership and operation; exposure to claims and litigation, including litigation arising from loan or HEI origination and securitization transactions; acquisitions or new business initiatives, which may fail to improve our business and could expose us to new or increased risks; whether we have sufficient liquid assets to meet short-term needs; changes in our investment, financing, and hedging strategies and new risks we may be exposed to if we expand or reorganize; our ability to successfully retain or attract key personnel; our dependency on third-party information systems and third-party service providers; our exposure to a disruption of our or a third party’s technology infrastructure and systems; the impact on our reputation that could result from our actions or omissions or from those of others; our failure to maintain appropriate internal controls over financial reporting and disclosure controls and procedures; the effectiveness of our risk management efforts; harm caused by misconduct or fraud; inadvertent errors, system failures or cybersecurity incidents, which could disrupt our business; the impact on our reputation that could result from our actions or omissions or from those of others; complex accounting rules related to certain of our transactions and asset valuations; the uncertainty of future realization of our deferred tax assets, and the amount of valuation allowance we may apply against our deferred tax assets may change materially in future periods; the impact of changes to U.S. federal income tax laws on the U.S. housing market, mortgage finance markets, and our business; our failure to comply with applicable laws and regulations, including our ability to obtain or maintain governmental licenses; our ability to maintain our status as a REIT for U.S. federal income tax purposes; limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940; our stock may experience price declines, volatility, and poor liquidity, and we may reduce our dividends; decisions about raising, managing, and distributing capital; dividend distributions and the timing and character of such dividends; limited number of institutional shareholders owning a significant percentage of our common stock; and other factors not yet identified, including broad market fluctuations.

REDWOOD TRUST, INC.
Redwood Trust, Inc., together with its subsidiaries, is a specialty finance company focused on several distinct areas of housing credit with a mission to help make quality housing, whether rented or owned, accessible to all American households. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms, whole- loan distribution activities and our publicly-traded securities. Our aggregation, origination and investment activities have evolved to incorporate a diverse mix of residential consumer and residential investor housing credit assets. Our goal is to provide attractive returns to stockholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. We operate our business in three segments: Residential Consumer Mortgage Banking, Residential Investor Mortgage Banking, and Investment Portfolio.
Our primary sources of income are net interest income from our investments and non-interest income from our mortgage banking activities. Net interest income primarily consists of the interest income we earn on investments less the interest expense we incur on borrowed funds and other liabilities. Income from mortgage banking activities is generated through the origination and acquisition of loans, and their subsequent sale, securitization, or transfer to our investment portfolios.
Redwood Trust, Inc. has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, beginning with its taxable year ended December 31, 1994. We generally refer, collectively, to Redwood Trust, Inc. and those of its subsidiaries that are generally not subject to subsidiary-level corporate income tax as “the REIT” or “our REIT.” We generally refer to subsidiaries of Redwood Trust, Inc. that are subject to subsidiary-level corporate income tax as “our taxable REIT subsidiaries” or “TRSs.” Our mortgage banking activities and investments in mortgage servicing rights, or “MSRs,” are generally carried out through our taxable REIT subsidiaries, while our portfolio of mortgage- and other real estate-related investments is primarily held at our REIT. We generally intend to retain profits generated and taxed at our taxable REIT subsidiaries, and to distribute as dividends at least 90% of the taxable income we generate at our REIT.
We were incorporated in the State of Maryland on April 11, 1994 and commenced operations on August 19, 1994. We operate so as to qualify as a REIT for U.S. federal income tax purposes. Our principal executive offices are located at One Belvedere Place, Suite 300, Mill Valley, California 94941. Our telephone number is (415) 389-7373. Our website is www.redwoodtrust.com. Information contained in or that can be accessed through our website is not part of, and is not incorporated into, this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement for any offering of securities, we intend to use the net proceeds from the sale of securities to fund our business and investment activity, which may include funding our residential and business purpose lending mortgage banking businesses, acquiring mortgage-backed securities for our investment portfolio, funding other long-term portfolio investments, funding strategic acquisitions and investments, as well as for general corporate purposes.

GENERAL DESCRIPTION OF SECURITIES
The following is a brief description of the material terms of our securities that may be offered under this prospectus. This description does not purport to be complete and is subject in all respects to applicable Maryland law and to the provisions of our charter and bylaws, including any amendments or supplements thereto, copies of which are on file with the SEC as described under “Where You Can Find More Information” and are incorporated by reference herein.
We, directly or through agents, dealers, or underwriters designated from time to time, may offer, issue, and sell, together or separately:
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debt securities, which may consist of debentures, notes, or other types of debt;

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shares of our common stock;

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shares of our preferred stock;

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warrants to purchase shares of our common stock or preferred stock;

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rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing; and

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units consisting of two or more of the foregoing.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock, or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities. The debt securities, the preferred stock, the common stock, the warrants, the rights, and the units are collectively referred to in this prospectus as the securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.
Our charter provides that we have authority to issue up to 395,000,000 shares of stock, par value $0.01 per share, of which currently 392,010,000 shares are classified as common stock and 2,990,000 shares are classified as 10.00% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the “Series A Preferred Stock”. Our common stock, Series A Preferred Stock, 9.125% Senior Notes due 2029, 9.0% Senior Notes due 2029 and 9.125% Senior Notes due 2030 are listed on the NYSE, and we intend to so list any additional shares of our common stock which are issued and sold hereunder. We may elect to list any future class or series of our securities issued hereunder on an exchange, but we are not obligated to do so. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and Wilmington Trust, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Redwood,” “we,” “our” or “us” refer to Redwood Trust, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment);

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving entity or the successor person (if other than Redwood) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the deposit of any sinking fund payment, within 30 days when and as due in respect of any security of that series;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or Redwood and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Redwood;

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after the trustee becomes aware or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by, and construed under, the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF COMMON STOCK
All shares of common stock offered by this prospectus will be duly authorized, fully paid, and nonassessable. Holders of our common stock are entitled to receive dividends if, as, and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution, or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.
Subject to our charter restrictions on transfer of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption, or, if listed on the NYSE, appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer of our stock, all shares of common stock will have equal dividend, liquidation, and other rights.
Transfer Agent, Registrar, and Dividend Disbursing Agent
The transfer agent and registrar for our common stock is currently Computershare Trust Company, N.A. and its affiliate, Computershare Inc., acts as dividend disbursing agent.
Power to Reclassify Shares of Our Stock; Issuance of Additional Shares
Our charter authorizes our board of directors to classify and reclassify from time to time any unissued shares of our stock into other classes or series of stock, including preferred stock, and to cause the issuance of such shares. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer, or prevent a transaction or a change in control of Redwood Trust that might involve a premium price for holders of common stock or otherwise be in their best interest. We have no shares of preferred stock presently outstanding.

DESCRIPTION OF PREFERRED STOCK
Our charter authorizes our board of directors to classify from time to time any unissued shares of stock in one or more classes or series of preferred stock and to reclassify any previously classified but unissued preferred stock of any class or series in one or more classes or series. If we offer preferred stock pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred stock, including the following, where applicable:
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the designation of the shares and the number of shares that constitute the class or series;

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the dividend rate (or the method of calculating dividends), if any, on the shares of the class or series and the priority as to payment of dividends with respect to other classes or series of our shares of stock;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

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the dividend periods (or the method of calculating the dividend periods);

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the voting rights of the preferred stock, if any;

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the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our stock and any other rights of the shares of the class or series upon our liquidation or winding-up;

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the provision for a sinking fund, if any, for such preferred stock;

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whether or not and on what terms the shares of the class or series will be subject to redemption or repurchase at our option;

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the terms and conditions, if applicable, upon which such preferred stock will be converted into the common stock, including the conversion price (or manner of calculation thereof);

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whether the shares of the class or series of preferred stock will be listed on a securities exchange or quoted on an inter-dealer quotation system;

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any limitations on direct or beneficial ownership and restrictions on transfer applicable to the preferred stock, in addition to those already set forth in our charter, that may be necessary to preserve our status as a REIT; and

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the other rights and privileges and any qualifications, limitations, or restrictions of the rights or privileges of the class or series.

Transfer Agent, Registrar, and Dividend Disbursing Agent
The transfer agent and registrar for our preferred stock is currently Computershare Trust Company, N.A. and its affiliate, Computershare Inc., acts as dividend disbursing agent. If different, we will specify in the applicable prospectus supplement the transfer agent, registrar, and dividend disbursing agent for any series of preferred stock offered by that prospectus supplement.

DESCRIPTION OF SECURITIES WARRANTS
We may issue securities warrants for the purchase of common stock or preferred stock, respectively referred to as common stock warrants and preferred stock warrants. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the securities warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered securities warrants. Each issue of securities warrants will be evidenced by securities warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of securities warrants.
If we offer securities warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such securities warrants, including the following, where applicable:
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the offering price;

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the aggregate number of shares purchasable upon exercise of such securities warrants, and in the case of securities warrants for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such securities warrants;

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the designation and terms of the securities with which such securities warrants are being offered, if any, and the number of such securities warrants being offered with each such security;

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the date on and after which such securities warrants and any related securities will be transferable separately;

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the number of shares of preferred stock or shares of common stock purchasable upon exercise of each of such securities warrants and the price at which such number of shares of preferred stock or common stock may be purchased upon such exercise;

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the date on which the right to exercise such securities warrants shall commence and the expiration date on which such right shall expire;

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U.S. federal income tax considerations; and

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any other material terms of such securities warrants.

Holders of future securities warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Redwood Trust.

DESCRIPTION OF RIGHTS TO PURCHASE SHARES OF COMMON OR PREFERRED STOCK
We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “stockholder rights.” If stockholders rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.
If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights including the following where applicable:
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record date;

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subscription price;

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subscription agent;

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aggregate number of shares of preferred stock, shares of common stock, warrants, or units purchasable upon exercise of such stockholder rights and in the case of stockholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;

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the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;

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U.S. federal income tax considerations; and

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other material terms of such stockholder rights.

In addition to the terms of the stockholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such stockholder rights who validly exercises all stockholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised stockholder rights issued to other holders, to the extent such stockholder rights have not been exercised.
Holders of stockholder rights will not be entitled by virtue of being such holders to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Redwood Trust, except to the extent described in the related prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:
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the title of any series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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information with respect to any book-entry procedures;

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a discussion of any material or special U.S. federal income tax consequences applicable to an investment in the units; and

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any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities (other than warrant securities) initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an Event of Default has occurred and is continuing with respect to such series of securities and upon request of a holder,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

RESTRICTIONS ON OWNERSHIP AND TRANSFER AND REPURCHASE OF SHARES
In order that we may meet the requirements for qualification as a REIT for U.S. federal income tax purposes at all times, our charter prohibits any person from acquiring or holding beneficial ownership of shares of our common stock or preferred stock, or collectively, capital stock, in excess of 9.8%, in number of shares or value, of the outstanding shares of the related class of capital stock. For this purpose, the term “beneficial ownership” means beneficial ownership of capital stock by a person, either directly or constructively, including through application of the constructive ownership provisions of Section 544 of the Code and related provisions.
Under the constructive ownership rules of Section 544 of the Code, a holder of a warrant generally will be treated as owning the number of shares of capital stock into which such warrant may be converted. In addition, the constructive ownership rules generally attribute ownership of securities owned by a corporation, partnership, estate, or trust proportionately to its stockholders, partners, or beneficiaries, respectively. The rules may also attribute ownership of securities owned by family members to other members of the same family and may treat an option to purchase securities as actual ownership of the underlying securities by the optionholder. The rules further provide when securities constructively owned by a person will be considered to be actually owned for the further application of such attribution provisions. To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owning not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who directly owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit.
Any acquisition or transfer of shares of capital stock or warrants that would cause us to be disqualified as a REIT, would create a direct or constructive ownership of shares of capital stock in excess of the 9.8% ownership limit, would result in the shares of capital stock being beneficially owned, within the meaning of Section 856(a) of the Code, by fewer than 100 persons, determined without any reference to any rules of attribution, or would result in our being closely held within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to those shares or warrants. These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.
If any purported transfer of shares of capital stock or warrants results in a purported transferee owning, directly or constructively, shares in excess of the 9.8% ownership limit due to the unenforceability of the transfer restrictions described above, the amount of shares causing the purported transferee to violate the 9.8% ownership limit will constitute excess securities. Excess securities will be transferred by operation of law to Redwood Trust as trustee for the exclusive benefit of the person or persons to whom the excess securities are ultimately transferred, until such time as the purported transferee retransfers the excess securities. While the excess securities are held in trust, a holder of such securities will not be entitled to vote or to share in any dividends or other distributions with respect to such securities and will not be entitled to exercise or convert such securities into shares of capital stock. Excess securities may be transferred by the purported transferee to any person (if such transfer would not result in excess securities) at a price not to exceed the price paid by the purported transferee (or, if no consideration was paid by the purported transferee, the Market Price (as defined in our charter) of the excess securities on the date of the purported transfer), at which point the excess securities will automatically be exchanged for the stock or warrants, as the case may be, to which the excess securities are attributable. If a purported transferee receives a higher price for designating an ultimate transferee, such purported transferee shall pay, or cause the ultimate transferee to pay, such excess to us. In addition, such excess securities held in trust are subject to purchase by us at a purchase price equal to the lesser of (a) the price per share or per warrant, as the case may be, in the transaction that created such excess securities (or, in the case of a devise or gift, the Market Price at the time of such devise or gift), reduced by the amount of any distributions received in violation of the charter that have not been repaid to us, and (b) the Market Price on the date we elect to purchase the excess securities, reduced by the amount of any distributions received in violation of the charter that have not been repaid to us.
Upon a purported transfer of excess securities, the purported transferee shall cease to be entitled to distributions, voting rights, and other benefits with respect to the shares of capital stock or warrants except the right to payment of the purchase price for the shares of capital stock or warrants on the retransfer of securities as provided above. Any dividend or distribution paid to a purported transferee on excess securities prior to our discovery that shares of capital stock have been transferred in violation of our charter shall be repaid to us upon demand. If these transfer restrictions are determined to be void, invalid, or unenforceable by a court of competent jurisdiction, then the purported transferee of any excess securities may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess securities and to hold the excess securities on our behalf.
All certificates representing shares of capital stock and warrants will bear a legend referring to the restrictions described above.
Any person who acquires shares or warrants in violation of our charter, or any person who is a purported transferee such that excess securities result, must immediately give written notice or, in the event of a proposed or attempted transfer that would be void as set forth above, give at least 15 days prior written notice to us of such event and shall provide us such other information as we may request in order to determine the effect, if any, of the transfer on our status as a REIT. In addition, as required under the REIT provisions of the Code, every record owner of more than 5.0%, during any period in which the number of record stockholders is 2,000, or 1.0%, during any period in which the number of record stockholders is greater than 200 but less than 2,000, or 1/2%, during any period in which the number of record stockholders is 200 or less, of the number or value of our outstanding shares will receive a questionnaire from us by January 30 requesting information as to how the shares are held. In addition, our charter requires that such stockholders must provide written notice to us by 30 days after January 1 stating the name and address of the record stockholder, the number of shares beneficially owned and a description of how the shares are held. In practice, we have generally permitted our stockholders to comply with the foregoing charter requirement by responding to our annual REIT questionnaire. Further, each stockholder upon demand is required to disclose to us in writing such information with respect to the direct and constructive ownership of shares and warrants as our board of directors deems reasonably necessary to comply with the REIT provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.
Our board of directors may increase or decrease the 9.8% ownership limit. In addition, to the extent consistent with the REIT provisions of the Code, our board of directors may, pursuant to our charter, waive the 9.8% ownership limit for a purchaser of our stock. As a condition to such waiver the intended transferee must give written notice to the board of directors of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the ownership limit. Our board of directors may also take such other action as it deems necessary or advisable to protect our status as a REIT. Pursuant to our charter, our board of directors has, from time to time, waived the ownership limit for certain of our stockholders.
The provisions described above may inhibit market activity and the resulting opportunity for the holders of our capital stock and warrants to receive a premium for their shares or warrants that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of our capital stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law. See “Where You Can Find More Information.”
For restrictions on ownership and transfer of our capital stock contained in our charter, see “Restrictions on Ownership and Transfer and Repurchase of Shares.”
Maryland Business Combination Act
Under the Maryland Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder, as such terms are defined in the Act, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. The statute permits various exemptions from its provisions, including business combinations that are exempted by provision in the charter of the corporation. Our charter provides that we elect not to be governed by the provisions of the Maryland Business Combination Act.
Maryland Control Share Acquisition Act
The Maryland Control Share Acquisition Act causes persons who acquire beneficial ownership of stock at levels of 10%, 33%, and more than 50% (control share acquisitions) to lose the voting rights of such stock unless voting rights are restored by the stockholders at a meeting by vote of two-thirds of all the votes entitled to be cast on the matter (excluding stock held by the acquiring stockholder or the corporation’s officers or employee directors). The Maryland Control Share Acquisition Act affords a cash-out election for stockholders other than the acquiring stockholder, at an appraised value (but not less than the highest price per share paid by the acquiring person in the control share acquisition), payable by the corporation, if voting rights for more than 50% of the outstanding stock are approved for the acquiring person. Under certain circumstances, the corporation may redeem shares acquired in a control share acquisition if voting rights for such shares have not been approved. The statute does not apply (a) to shares acquired in a merger, consolidation, or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. A corporation’s board of directors has an “opt-out” power, exercisable through amendment of the corporation’s bylaws (which could be changed by the stockholders), to exempt in advance any control share acquisition from the Maryland Control Share Acquisition Act. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act acquisitions of our common stock by any person pursuant to a waiver from the ownership limit in our charter granted to such persons by our board of directors.
The Maryland Control Share Acquisition Act could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers.
Board of Directors, Vacancies, and Removal of Directors
All directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.
Pursuant to our election to be subject to certain provisions of the Maryland General Corporation Law, any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies. A director may be removed with or without cause by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors.

Charter Amendments and Extraordinary Corporate Actions
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange, convert or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of the holders of a majority of the total number of shares entitled to vote on the matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.
Exclusive Forum
Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim (as defined in the Maryland General Corporation Law), (b) any derivative action or proceeding brought on our behalf, (c) any action asserting a claim of breach of any duty owed by any director or officer or other employee of ours to us or our stockholders, (d) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the Maryland General Corporation Law or our charter or our bylaws, or (e) any other action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine.
Subtitle 8
Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of:
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a classified board of directors;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

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a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on the board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) vest in the board of directors the exclusive power to fix the number of directorships and (b) require, unless called by our chairman of the board, our president, the board of directors or a majority of independent directors, the request of holders of a majority of outstanding shares entitled to vote at the meeting to call a special meeting of stockholders.

Meetings of Stockholders
Under our current bylaws and pursuant to Maryland law, annual meetings of stockholders will be held each year at a date and at the time and place determined by our board of directors. Special meetings of stockholders may be called by our board of directors, the chairman of the board of directors, our president or a majority of independent directors. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder or stockholders must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations regarding our qualification and taxation as a REIT and the purchase, ownership and disposition of our capital stock and debt securities, but does not purport to be a complete analysis of all potential tax effects. Supplemental U.S. federal income tax considerations relevant to the ownership of the securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. Your tax treatment will vary depending upon the terms of the specific securities you acquire, as well as your particular situation. For purposes of this discussion, references to “we,” “our” and “us” mean only Redwood Trust, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
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the Code;

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current, temporary and proposed Treasury regulations promulgated under the Code, or Treasury Regulations;

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the legislative history of the Code;

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administrative interpretations and practices of the Internal Revenue Service, or the IRS; and

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court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders and the holders of its debt securities. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock or debt securities, or our election to be taxed as a REIT.
You are urged to consult your tax advisors regarding the tax consequences to you of:
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the purchase, ownership and disposition of our capital stock or debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

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our election to be taxed as a REIT for U.S. federal income tax purposes; and

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potential changes in applicable tax laws.

Taxation of the Company
General
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 1994. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and to operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our U.S. federal income tax status as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 2011, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Additionally, to the extent we make certain investments, such as investments in commercial mortgage loan securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that we currently distribute to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
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We will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

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If we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests — Foreclosure Property.”

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We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.
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If we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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If we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to regular U.S. federal corporate income tax.

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We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or a REMIC) to the extent that our capital stock is held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, or a TRS, we will not be subject to this tax. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Taxable Mortgage Pools.”

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Our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our TRSs, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

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We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests — Penalty Tax.”

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We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.
•
If we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)
that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)
that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)
that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfer and Repurchase of Shares.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries
In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership, including such partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. For purposes of the REIT qualification tests, the treatment of our ownership of partnerships or limited liability companies that are, in each case, treated as disregarded entities for U.S. federal income tax purposes is generally the same as described below with respect to qualified REIT subsidiaries.
We generally have control of our subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
From time to time, we may own wholly owned subsidiaries that are treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) qualifies as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Asset Tests.”
Ownership of Interests in TRSs
From time to time, we may own interests in one or more companies that have elected, together with us, to be treated as our TRSs, and we may acquire securities in additional TRSs in the future. A TRS is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), other than a REIT, in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business. A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the TRS. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset test described below. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Annual Distribution Requirements.” While not certain, this provision may limit the ability of our TRSs to deduct interest, which could increase their taxable income.
Non-U.S. TRSs that are not engaged in trade or business in the United States for tax purposes generally are not subject to U.S. corporate income taxation. However, certain U.S. shareholders of such non-U.S. corporations may be required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. This could affect our ability to comply with the REIT income tests and distribution requirement. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests” and “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Annual Distribution Requirements.”
We may hold a significant number of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of our total assets. We may engage in securitization transactions through our TRSs, and to the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” such loans may be acquired by a TRS.
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. For example, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Furthermore, income of a TRS that is understated as a result of services provided to us or on our behalf generally will be subject to a 100% penalty tax. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests — Penalty Tax.”
Ownership of Interests in Subsidiary REITs
We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax as a corporation and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Taxable Mortgage Pools
An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or a TMP, under the Code if:
•
substantially all of its assets consist of debt obligations or interests in debt obligations;

•
more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•
the entity has issued debt obligations that have two or more maturities; and

•
the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under applicable Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs.
A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a TMP. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded entities for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, disregarded as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally be limited to the REIT’s shareholders. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Excess Inclusion Income.”
Excess Inclusion Income
A portion of income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” A REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its shareholders in proportion to dividends paid. We generally do not expect to generate excess inclusion income that would be allocated to our stockholders. In the event we do generate excess inclusion income, we are required to notify our stockholders of the amount of such income allocated to them. A shareholder’s share of excess inclusion income:
•
cannot be offset by any net operating losses otherwise available to the shareholder;

•
in the case of a shareholder that is a REIT, a regulated investment company, or a RIC, or a common trust fund or other pass-through entity, is considered excess inclusion income of such entity;

•
is subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax;

•
results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. shareholders; and

•
is taxable at the U.S. federal corporate income tax rate, currently 21%, to the REIT, rather than its shareholders, to the extent allocable to the REIT’s shares held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

The manner in which excess inclusion income is calculated, or would be allocated to our stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method.
Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in our capital stock.
If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we will have an interest to ensure that they will not adversely affect our qualification as a REIT.
Income Tests
We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.
Interest Income
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property or on interests in real property and, if an obligation is secured by a mortgage on both real property and personal property, the fair market value of such personal property does not exceed 15% of the total fair market value of all such property. In the event that we invest in a mortgage loan that is secured by both real property and personal property, we may be required to apportion our interest on the loan between interest on an obligation that is secured by real property (or by an interest in real property) and interest on an obligation that is not so secured. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned it directly.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property of the borrower or ours.
Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.
Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, or the Revenue Procedure, which provides a safe harbor pursuant to which a mezzanine loan will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. From time to time, we may own mezzanine loans that do not meet all of the requirements for reliance on this safe harbor. There can be no assurance that the IRS will not challenge the qualification of any mezzanine loans we may own as real estate assets or the interest generated by such loans as qualifying income under the 75% gross income test. If we acquire or make corporate mezzanine loans or other commercial real estate corporate loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test. To the extent that such non-qualification causes us to fail the 75% gross income test, we could be required to pay a penalty tax or fail to qualify as a REIT.
We expect that any commercial mortgage-backed securities, or CMBS, that we may invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from such CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our income derived from the REMIC interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property and, if an obligation is secured by a mortgage on both real property and personal property, the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, as discussed above.
We believe that the interest income that we receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non- real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
Fee Income
We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the income or profits of any person. Other fees are not qualifying income for purposes of either the 75% or 95% gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.
Dividend and Certain Foreign Income
We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally will constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends we receive from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.
Income inclusions from equity investments in certain foreign corporations, such as controlled foreign corporations and passive foreign investment companies, as defined in the Code, are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes. However, under IRS guidance, certain such income inclusions generally will constitute qualifying income for purposes of the 95% gross income test.
Hedging Transactions
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or

95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
Rents from Real Property
To the extent that we own real property or interests therein, rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income tests described above only if all of the following conditions are met:
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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

•
Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space;

•
Rent attributable to personal property leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a TRS; and

•
We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a TRS (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.
Phantom Income
Due to the nature of the assets in which we may invest, from time to time we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

If we were to acquire debt instruments in the secondary market for less than their face amount, the amount of such discount generally would be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.
If we were to acquire securities issued with original issue discount, we would generally be required to accrue original issue discount based on the constant yield to maturity of the securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments were received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question would be determined and we would be taxed based on the assumption that all future payments due on securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities are not made.
In addition, in the event that any debt instruments or other securities we acquire are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
We may also be required under the terms of indebtedness that we borrow from private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.
Finally, we are required to recognize certain items of income for U.S. federal income tax purposes no later than when we would report such items on our financial statements. However, under applicable Treasury Regulations, this requirement generally does not apply to an item of income if the timing of income inclusion for that item is determined using a special method of accounting (e.g., income subject to the timing rules for original issue discount under the Code).
Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Annual Distribution Requirements.”
Prohibited Transaction Income
Any gain that we realize on the sale of an asset (other than foreclosure property, as described below) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any qualified REIT subsidiaries or subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to conduct our operations so that no asset we own will be held as inventory or primarily for sale to customers, and that a sale of any assets we own will not be in the ordinary course of business. However, the IRS may successfully assert that some or all of the sales made by us, our qualified REIT subsidiaries or our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a TRS, but such income will be subject to regular U.S. federal corporate income tax.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the U.S. federal corporate income tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to elect to treat the related property as foreclosure property.
Penalty Tax
Any redetermined deductions, excess interest, redetermined rents or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, and redetermined TRS service income is income of a TRS of ours that is understated as a result of services provided to us or on our behalf.
We do not have any TRSs that provide tenant services, and we intend to set any amounts payable to us by our TRSs at arm’s length rates.
Failure to Satisfy the Gross Income Tests.
We monitor our income and take actions intended to keep our nonqualifying income within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Failure to Qualify” below. As discussed above in “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General,” even if these relief provisions apply, and we retain our qualification as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Asset Tests
At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. In the case of any interests in grantor trusts, we would be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of TRSs), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and TRSs, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a TRS. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs. We currently own, directly or indirectly, interests in companies that have elected, together with us, to be treated as our TRSs, and we may acquire securities in additional TRSs in the future. So long as each of these companies qualifies as a TRS of ours, we will not be subject to the 5% asset test, the 10% voting power limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our TRSs has not exceeded, and in the future will not exceed, 20% of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
We believe that the assets comprising our mortgage-related investments and securities that we own generally are qualifying assets for purposes of the 75% asset test, and that our ownership of TRSs and other assets have been structured in a manner that will comply with the foregoing REIT asset requirements, and we monitor compliance on an ongoing basis. There can be no assurance, however, that we will always be successful in this effort. In this regard, to determine compliance with these requirements, we need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in our TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will continue to be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the REIT asset tests, and could fail to qualify as a REIT.
In the event that we invest in a mortgage loan that is not fully secured by real property, Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (1) the greater of (a) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan or (b) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date; or (2) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. We intend to invest in mortgage loans in a manner consistent with satisfying the asset tests and maintaining our qualification as a REIT.
The proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not assert that our interests in subsidiaries or in the securities of other issuers caused a violation of the REIT asset tests.
In addition, we intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any repurchase agreement and that the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any qualified REIT subsidiary or subsidiary partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to, or the redemption of other partners’ or members’ interests in, a partnership in which we have an ownership interest. However, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements
To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
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90% of our REIT taxable income; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which was or had been a C corporation in a transaction in which our tax basis in the asset was less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General.”
Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We do not believe that we or any of our subsidiary partnerships will be eligible to make this election. 41
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12- month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a “publicly offered REIT.” However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount.
We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests — Phantom Income.”
Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Failure to Qualify
If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax, on our taxable income. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities
The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock or debt securities. This discussion is limited to holders who hold our capital stock or debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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persons holding our capital stock or debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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REITs or regulated investment companies;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or debt securities being taken into account in an “applicable financial statement” (as defined in the Code);

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persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code;

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tax-qualified retirement plans; and

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persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our capital stock or debt securities that, for U.S. federal income tax purposes, is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our capital stock or debt securities that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally
Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. Holders as ordinary income when actually or constructively received. See “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities — Taxation of Taxable U.S. Holders of Our Capital Stock — Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations or, except to the extent described in “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities — Taxation of Taxable U.S. Holders of Our Capital Stock — Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. Holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. Holder to the extent of the U.S. Holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. Holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. Holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. Holders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. Holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of our capital stock. Depending on the circumstances of a U.S. Holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. Holder would have to pay the tax using cash from other sources. If a U.S. Holder sells our capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. Holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. Holder that receives our capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends
Dividends that we properly designate as capital gain dividends will generally be taxable to our taxable U.S. Holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year, and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. Holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in the long-term capital gains of our stockholders, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains
We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. Holder generally would:
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include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. Holder’s income as long-term capital gain;

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receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted tax basis of our capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations
Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. Holder will not be treated as passive activity income. As a result, U.S. Holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. Holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities — Taxation of Taxable U.S. Holders of Our Capital Stock — Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock
Except as described below under “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities — Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us,” if a U.S. Holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. Holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be a long-term capital gain or loss if the U.S. Holder has held such capital stock for more than one year. However, if a U.S. Holder recognizes a loss upon the sale or other disposition of our capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long- term capital loss to the extent the U.S. Holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.
Redemption or Repurchase by Us
A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities — Taxation of Taxable U.S. Holders of Our Capital Stock — Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
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is “substantially disproportionate” with respect to the U.S. Holder,

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results in a “complete redemption” of the U.S. Holder’s stock interest in us, or

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is “not essentially equivalent to a dividend” with respect to the U.S. Holder,

all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. Holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. Holder depends upon the facts and circumstances at the time that the determination must be made, U.S. Holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities — Taxation of Taxable U.S. Holders of Our Capital Stock — Distributions Generally.” A U.S. Holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. Holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities — Taxation of Taxable U.S. Holders of Our Capital Stock — Dispositions of Our Capital Stock.”

Tax Rates
The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. Holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. Holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code or if we hold an asset that gives rise to “excess inclusion income.” See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Excess Inclusion Income.” Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our capital stock will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our capital stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to the holders of our capital stock. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by Non-U.S. Holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other U.S. federal, state, local or non-U.S. tax consequences that may be relevant to a Non-U.S. Holder in light of its particular circumstances. We urge Non-U.S. Holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally
Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. In addition, any portion of the dividends paid to Non-U.S. Holders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Excess Inclusion Income.” Certain certification and disclosure requirements must be satisfied for a Non-U.S. Holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business (through a U.S. permanent establishment, where applicable) generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. Holders are subject to U.S. federal income tax. Any such dividends received by a Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a Non-U.S. Holder unless:
•
a lower treaty rate applies and the Non-U.S. Holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

•
the Non-U.S. Holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the Non-U.S. Holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s shares of our capital stock, but rather will reduce the adjusted tax basis of such shares. To the extent that such distributions exceed the Non-U.S. Holder’s adjusted tax basis in such shares, they will generally give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain Non-U.S. Holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests
Distributions to a Non-U.S. Holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
•
the investment in our capital stock is treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

•
the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% on the Non-U.S. Holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a Non-U.S. Holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the Non-U.S. Holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. Holders generally would be taxed at the regular rates applicable to U.S. Holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to Non-U.S. Holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. The amount withheld is creditable against the Non-U.S. Holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the Non-U.S. Holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements, or qualified shareholders, are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains
Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to Non-U.S. Holders as actual distributions of capital gain dividends. Under this approach, the Non-U.S. Holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax that we paid exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, Non-U.S. Holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock
Except as described below under “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities — Taxation of Non-U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us,” gain realized by a Non-U.S. Holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation”, or a “USRPHC”, will constitute a USRPI unless certain exceptions apply. A domestic corporation will constitute a USRPHC if 50% or more of the corporation’s assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor. We do not believe we are currently, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.
Even if we were a USRPHC, our capital stock will not constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain ownership rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” ownership by non-United States persons generally will be determined by looking through certain pass-through entities and U.S. corporations, including non-public REITs and certain non-public foreign-controlled domestic C corporations, and treating a public qualified investment entity as a non-United States person unless such entity is a “domestically controlled qualified investment entity.” Notwithstanding the foregoing ownership rules, a person who at all applicable times holds less than 5% of a class of a REIT’s stock that is “regularly traded” on an established securities market in the United States is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person or is a foreign-controlled person. Although we believe that we are a “domestically controlled qualified investment entity,” because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot make any assurance that we will remain a “domestically controlled qualified investment entity.”
Even if we were a USRPHC and we do not qualify as a “domestically controlled qualified investment entity” at the time a Non-U.S. Holder sells our capital stock, gain realized from the sale or other taxable disposition by a Non-U.S. Holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)
such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as the NYSE, and

(2)
such Non-U.S. Holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the Non-U.S. Holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a Non-U.S. Holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the Non-U.S. Holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the Non-U.S. Holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us
A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities — Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities — Taxation of Non-U.S. Holders of Our Capital Stock — Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities — Taxation of Non-U.S. Holders of Our Capital Stock — Sale of Our Capital Stock.”
Taxation of Holders of Our Debt Securities
The following summary describes certain material U.S. federal income tax consequences of purchasing, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
U.S. Holders
Payments of Interest
Interest on a debt security generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition
A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. Holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest
Interest paid on a debt security to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax, provided that:
•
the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•
the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•
either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the Non-U.S. Holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W- 8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities — Taxation of Holders of Our Debt Securities — Non-U.S. Holders — Payments of Interest”) unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non- U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or debt securities or proceeds from the sale or other taxable disposition of our capital stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders
Payments of dividends on our capital stock or interest on our debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on our debt securities paid to the Non-U.S. Holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our capital stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our capital stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our capital stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisors regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or debt securities.

PLAN OF DISTRIBUTION
We may distribute the securities from time to time in one or more transactions:
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through underwriters or dealers;

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through agents;

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directly to one or more purchasers; or

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through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES
The validity of certain securities will be passed upon for us by Venable LLP, Baltimore, Maryland. The validity of the debt securities and certain tax matters will be passed upon for us by Latham & Watkins LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 3, 2025;

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our Current Reports on Form 8-K, filed with the SEC on January 17, 2025 and January 29, 2025;

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our Definitive Proxy Statement with respect to the 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2024 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal y ear ended December 31, 2023);

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the description of our common stock contained in our Registration Statement on Form 8-A, dated January 7, 1998, filed with the SEC on January 7, 1998, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal y ear ended December 31, 2020, which was filed with the SEC on February 26, 2021, including any amendment or report filed with the SEC for the purpose of updating such description; and

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all documents filed by Redwood Trust, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering (but excluding any items, documents, or portions of items or documents which are deemed “furnished” and not filed with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K).

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Redwood Trust, Inc.
Attn: Investor Relations
One Belvedere Place,
Suite 300
Mill Valley, CA 94941
(866) 269-4976
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.redwoodtrust.com. The information contained on our website, however, is not, and should not be deemed to be, a part of this prospectus or any other report or filing filed with the SEC.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. The full registration statement may be obtained from the SEC or us, as provided above. The indenture and forms of other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, which are not necessarily complete, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

$50,000,000
7.75% Convertible Senior Notes due 2027